                                                                     EXHIBIT 2.1

DATED 01 October                                                            1999
--------------------------------------------------------------------------------


                              MR P MEEK & OTHERS


                                   -  and  -


                           ONYX SOFTWARE CORPORATION



--------------------------------------------------------------------------------
                          SALE AND PURCHASE AGREEMENT
                                  relating to
                          the issued share capital of
                           MARKET SOLUTIONS LIMITED
--------------------------------------------------------------------------------


                             TAYLOR JOYNSON GARRETT
                                   Carmelite
                             50 Victoria Embankment
                                  Blackfriars
                                London EC4Y 0DX

                             Tel No: 0171-353 1234
                             Fax No: 0171-936 2666


                                  Ref: SXW/JNS








[*] Omitted, Confidential Material, which Material has been separately filed with the Securities and Exchange Commission pursuant to a Request for Confidential Treatment.

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                                     Index

Clause No.                                             Page No.

1.Definitions and Interpretation........................   5

2.Sale and Purchase.....................................  13

3.Consideration.........................................  13

4.Warranties and indemnity..............................  14

5.Limitations...........................................  17

6.Completion............................................  19

7.Post-Completion.......................................  22

8.Restrictions..........................................  26

9.Confidentiality.......................................  28

10.Restrictive Trade Practices Act......................  29

11.Notices..............................................  29

12.Miscellaneous........................................  30

13.Law and Jurisdiction.................................  32

1.Information Provided..................................  40

2.The Accounts..........................................  40

3.The Management Accounts...............................  41

4.Exceptional Items.....................................  41

5.Position since the Accounts Date......................  42

6.Accounting and other records..........................  43

7.Constitution..........................................  44

8.Bank accounts and indebtedness........................  45

9.Debts/unpaid liabilities..............................  46

10.Assets...............................................  47

11.The Products.........................................  48

12.Intellectual Property................................  49

13.The Company Core Products............................  51

14.The Computer System..................................  52

15.Employees and consultants............................  52

16.Transactions with Vendor's Affiliates................  56

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17. Material contracts..................................   56

18. Business............................................   59

19. Investment grants...................................   59

20. Insolvency..........................................   60

21. Regulatory matters..................................   61

22. Litigation..........................................   63

23. Insurance...........................................   64

24. Environmental, health and safety considerations.....   64

25. Pensions............................................   64

1. Title................................................   65

2. Encumbrances.........................................   65

3. Planning matters.....................................   66

4. Adverse orders.......................................   66

5. Condition of the Property............................   66

6. Leasehold Property...................................   66

7. Subtenancies.........................................   67

8. Guarantees...........................................   67

1. Returns and payment of Taxation......................   68

2. Tax clearances.......................................   69

3. Base values and acquisition costs....................   69

4. Distributions and payments...........................   70

5. Tax residence and status.............................   70

6. Disallowance of Deductions...........................   70

7. Corporation tax on chargeable gains..................   71

8. Close companies......................................   72

9. Inheritance tax......................................   72

10. Tax avoidance.......................................   72

11. Miscellaneous.......................................   73

12. Value Added Tax.....................................   74

13. Share schemes.......................................   75

14. Capital allowances..................................   75

15. Stamp duty and stamp duty reserve tax...............   75

16. General.............................................   76
Schedule 1 -  The Vendors and the Consideration
Schedule 2 -  The Company
Schedule 3 -  Company IPR
              Part A - Licences
              Part B - Company Core Products
Schedule 4 -  Property
Schedule 5 -  Warranties
              Part A - Title and Authorisation Warranties
              Part B - Commercial Warranties
              Part C - Property Warranties
              Part D - Tax Warranties
              Part E - Vendors' Warranties

Schedule 6 -  Period of Restrictive Covenants
Schedule 7 -  Earnout Consideration
              Part A - First Anniversary
              Part B - Second Anniversary
              Part C - Table showing reduced consideration amounts
              Part D - Principles, policies and procedures applicable to the preparation of the Earnout Consideration Accounts
              Part E - Set-Off
              Part F - Definitions

THIS AGREEMENT is made the first day of October 1999

BETWEEN


(1) THE PERSONS whose names and addresses are set out in schedule 1 (the "Vendors"); and

(2) ONYX SOFTWARE CORPORATION whose address is 3180 139th Avenue SE, Suite 500, Bellevue, Washington, 98005-4091, USA (the "Purchaser").


INTRODUCTION


Subject to the terms and conditions of this agreement the Vendors have agreed to sell (in the proportions set opposite their names in schedule 1) and the Purchaser has agreed to purchase all of the issued share capital of the Company.


AGREED TERMS


1.   Definitions and Interpretation

1.1  In this agreement:

     "accounting period" means an accounting period determined in accordance with section 12 of ICTA;

     "Accounting Requirements" means the accounting requirements of the Companies Act, SSAPs, FRSs, abstracts of the Urgent Issues Task Force, any other requirement of a United Kingdom accounting body having mandatory effect, and other generally accepted accounting principles and practices in the United Kingdom;

     "Accounts" means the accounts of the Company (initialled by the Parties for the purposes of identification only) for the financial year ended on the Accounts Date including the directors' report, the balance sheet as at the Accounts Date, the profit and loss account for such period and the notes to them;

     "Accounts Date" means 31 July 1999;

     "Affiliate" means, in respect of any person:

     (a) any person connected with such person (and "connected with" bears the meaning set out in section 839 of ICTA); and/or

     (b) any company under the control of such person (and "control" bears the meaning set out in section 840 of ICTA); and/or

     (c) any associated company of such person (and "associated company" bears the meaning set out in section 416 of ICTA);

     "Agreed Proportion" or "Agreed Proportions" means, in relation to each of the Vendors, the percentage set out in schedule 1 against such Vendor's name;

     "Business Day" means any day other than a Saturday, Sunday or any day which is a public holiday in any of the countries referred to in sub-clause 11.2;

     "Business Hours" means the hours of 09.00 to 17.30 on a Business Day in the place to which any notice or other written communication is sent pursuant to this agreement;

     "CAA" means the Capital Allowances Act 1990;

     "Companies Act" means the Companies Act 1985;

     "Company" means Market Solutions Limited, details of which are set out in part A of schedule 2;

     "Company IPR" means:

          (a) the registered trademarks, service marks and applications therefor and all other business names, brand names, trade marks (whether in fancy script or otherwise), devices, logos, get up and signs (and whether or not registered or applied for) owned by the Company together with all goodwill associated with or symbolised by any of the foregoing;

          (b) all confidential technical, commercial and other proprietary information and techniques owned or used by the Company in the course of its business including (without prejudice to the generality of the foregoing) know-how of any nature, drawings, formulae, processes, specifications, trade secrets, test reports, operating and testing procedures, practices, instruction manuals, tables of operating conditions, lists and particulars of customers and suppliers, marketing methods, pricing, credit and payment policies, profit margins, discounts and rebates other than in respect of any of the foregoing that are at the relevant time in the public domain ("the Company Confidential Information");

          (c) all copyright, database rights, moral rights or rights in the nature of copyright in relation to or comprised in the Products - or the Company's Core Products or any materials or Software subject to the Licenses;

          (d) all Intellectual Property currently or previously owned by or licensed to the Company;

     "Company's Core Products" means those elements of the Products in which the Intellectual Property is proprietary to the Company including but not limited to any bespoke software written by the Company;

     "Completion" means completion of the sale and purchase of the Sale Shares in accordance with the parties' respective obligations under clause 6;

     "Completion Date" means the date of Completion as set out in clause 6.1;

     "Computer System" means the computer systems, including all its equipment, hardware, firmware, software and accessories used in the business of the Company;

     "Costs" means liabilities, losses, damages, awards, together with reasonably incurred costs (including reasonably incurred legal costs on an indemnity basis), claims and expenses in each case of any nature whatsoever;

     "Customer" means any customer or client of the Company in connection with the Restricted Business with whom the Company has traded during the 24 month period immediately prior to Completion;

     "Customer Contracts" means the licence, maintenance, technical support and other agreements to which the Company is a party relating to the Company's Core Products and/or any services provided by the Company;

     "Disclosed" means fairly disclosed to the Purchaser in the Disclosure Letter with sufficient clarity and detail to enable the Purchaser to assess the financial and commercial impact on the Company and the Purchaser of the matter disclosed;

     "Disclosure Letter" means the letter of even date with this agreement from the Warrantors to the Purchaser executed and delivered immediately before the signing of this agreement;

     "Earnout Consideration" means the sum not exceeding US$7,920,000 to be calculated and paid in accordance with schedule 7;

     "Encumbrance" means any mortgage, charge, security interest, lien, pledge, hypothecation, assignment by way of security, equity, claim, right of pre-emption, option, charge, covenant, restriction, reservation, lease, trust, order, decree, judgment, title defect (including retention of title claim), conflicting claim of ownership or any other third party right or encumbrance of any nature whatsoever (whether or not perfected);

     "Environmental Laws" means all laws of the United Kingdom and elsewhere relating to pollution or the protection of the environment, or to health and safety matters (including, laws relating to workers and public health and safety, to emissions, discharges or threatened releases of Hazardous Materials into the environment or to the production, processing, distribution, management, use, treatment, storage, burial, disposal, transport or handling of any Hazardous Materials) and all bye-laws, codes, regulations, directives, decisions, decrees, demands or demand letters, injunctions, notices, orders, plans or recommendations, issued, promulgated or approved thereunder or in connection therewith;

     "Escrow Agreement" means the escrow agreement in the agreed form;

     "Escrow Shares" means  66,024 of the Exchange Shares;

     "Exchange Shares" means those shares of Common Stock in the Purchaser being the aggregate of the Escrow Shares and those shares to be allotted to satisfy the Earnout Consideration;

     "financial year" shall be construed in accordance with section 223 of the Companies Act;
     "FRSs" means the financial reporting standards established by the Accounting Standards Board Limited;

     "ICTA" means the Income and Corporation Taxes Act 1988;

     "IHTA" means the Inheritance Tax Act 1984;

     "Indebtedness" means all indebtedness whatsoever owing by the Company other than:

     (a) normal trading debts to suppliers;

     (b) finance lease indebtedness; and

     (c)  any liability to Taxation;

     "Initial Consideration" has the meaning ascribed to it in clause 3.2;

     "Intellectual Property" means all patents, registered designs, know-how, rights in trade secrets and confidential information; registered or unregistered trademarks, service marks and applications therefor and all other business names, brand names, devices, logos, get up and signs (and whether or not registered or applied for) with all the goodwill associated with or symbolised by any of the foregoing; all other inventions (whether or not capable of protection by patent or other form of registration); all copyright, rights in the nature of copyright, sui generis rights, design rights, semi-conductor topography rights, moral rights, database rights and all other like rights in all parts of the world whether present or vested future or contingent in any software, object code, source code, database (including extraction rights), interface, text, drawing, design, artwork, sound recording, film, video, photograph, mould, three dimensional artistic work or any other material; all other intellectual property rights throughout the world for the full term of the rights concerned and including: all registrations and pending registrations relating to any such rights and the benefit of any pending applications for any such registrations; all reversions, extensions and renewals of such rights; and all accrued rights of action in relation to such rights (including the right to sue for and recover damages for past infringements);

     "Licences" means the licences, agreements, contracts, permissions, undertakings and understandings listed in part A of schedule 3 being legal arrangements pursuant to which the Company is entitled to utilise any Intellectual Property owned by any third party;

     "Licensed Software" means that Software which is used by the Company pursuant to the Licences;

     "Licensors" means the licensors under the Licences;

     "Management Accounts" means the management accounts of the Company comprising the balance sheet as at the Management Accounts Date and the profit and loss account for the months commencing on the day immediately following the Accounts Date and ending on the Management Accounts Date;

     "Management Accounts Date" means 31 August 1999;

     "Products" means all products offered for sale or licensed to third parties at any time by or on behalf of the Company;

     "Property" means the property short particulars of which are set out in schedule 4;

     "Purchaser's Accountants" means Ernst & Young LLP of 999 3rd Avenue., Suite 3500, Seattle, Washington State, WA 98104 - 4086

     "Purchaser's Group" means the Purchaser and any other company which is a subsidiary or holding company of the Purchaser (as defined by Section 736 of the Companies Act);

     "Purchaser's Solicitors" means Taylor Joynson Garrett of Carmelite, 50 Victoria Embankment, Blackfriars, London EC4Y 0DX;
     "Restricted Area" means the United Kingdom;

     "Restricted Business" means the business of customer relationship management software but limited to goods, products or services of a type which the Company has marketed, sold, produced or developed during the 24 month period immediately prior to Completion;

     "Sale Shares" means the issued 'A' ordinary shares and 'B' ordinary shares of (Pounds)1.00 each in the Company referred to in schedule 1;

     "Securities Act" means the United States Securities Act of 1933, as amended;

     "SSAPs" means the statements of standard accounting practice adopted by the Accounting Standards Board Limited;

     "Supplier" means any supplier (other than utilities in respect of the supply of services in the ordinary and normal course of their business to their general body of customers) or sub-contractor of the Company in connection with the Restricted Business with whom the Company has traded during the 24 months immediately prior to Completion;

     "Supporting Material" means:

          (a) the user manuals, any training manuals, upgrade information documents, marketing and product brochures relating to the Company's Core Products;

          (b) all functional and technical design documentation, programmer documentation and all other documents (in electronic hard copy or any other format) relating to design or workings of the Company's Core Products , and including without limitation:

               (i) all documentation of the overall architectural design of the Company's Core Products ;

               (ii) all descriptions of the design of each module contained in all the Company's Core Products ;

               (iii) all descriptions of the data models used in both memory and on disc for all the Company's Core Products ;

               (iv) all materials identifying or describing the functionality of the Company's Core Products which is the subject of the Licences including ("shareware") and which is embedded in any of the Company's Core Products or bundled with any of the Company's Core Products ;

          (c) all information relating to the support and maintenance of the Company's Core Products , including details of all bugs known to the Vendors in the Company's Core Products or any of it and any work to correct any such bugs;

          (d) all other software, manuals, text, documents, designs, artwork, photographs, information and other material devised or used by the Company in relation to the Company's Core Products (but not including the Licensed Software); and

          (e) all designs, drafts, documents and other works underlying any of the items listed at (a) to (d) above.

     "TCGA" means the Taxation of Chargeable Gains Act 1992;

     "Taxation" has the meaning ascribed to it in the Tax Deed;

     "Tax Covenants" means the covenants on the part of the Warrantors contained in the Tax Deed;

     "Tax Deed" means the tax covenant between the Purchaser and the Warrantors in the agreed form;

     "UK" means the United Kingdom of Great Britain and Northern Ireland;

     "VAT" means Value Added Tax chargeable under the VATA or under any legislation replacing the same or under any legislation which the VATA replaced and shall further mean Value Added Tax at the rate in force when the relevant supply is made and any tax of a similar nature which is introduced in substitution for or as an addition to such tax from time to time and any penalties or fines in relation thereto;

     "VATA" means the Value Added Tax Act 1994;

     "Vendors' Accountants" means Ernst & Young, Apex Plaza, Reading, RG1 1YE;

     "Vendor's Affiliate" means an Affiliate of any Vendor but excludes the Company;

     "Vendors' Representative" means Tania Holmes of 26 Temple Mill Island, Temple, Marlow, Buckinghamshire SL7 1SQ;

     "Vendors' Solicitors" means Osborne Clarke of Apex Plaza, Forbury Road, Reading, Berkshire, RG1 1AX;

     "Vendors Warranties" means the warranties and covenants set out in part E of Schedule 5;

     "Warranties" means the warranties set out in parts A to D of schedule 5;

     "Warrantors" means Mr P Meek and Ms T Holmes; and

     "Year 2000 Compliant" means, in relation to the Company's Core Products , that neither its performance nor its functionality is or will be affected by dates prior to, during or after the year 2000, and in particular:

     (a) no value for current date causes or will cause any interruption in its operation;

     (b) no value for any date element in any data used as input by the software cause or will cause any interruption in the operation of the software, which will either correctly interpret the date element (where it is a valid date) or else detect and report it as an invalid date and continue processing accordingly;

     (c) date-based functionality behaves and will behave consistently for dates prior to, during and after year 2000 and produces and will produce correct results in accordance with the software's specifications;

     (d) in all interfaces and data storage, the century in any date is and will be specified either explicitly or by unambiguous algorithms or inferencing rules; and

     (e)  the year 2000 is and will be recognised as a leap year.

     1.2  In this agreement references to:

          (a)  an enactment includes a reference to:

               (i) that enactment as amended, extended or applied by or under any other enactment before the date of this agreement;

               (ii) any enactment which that enactment re-enacts (with or without modification); and

               (iii) any subordinate legislation made before the date of this agreement under any enactment, including an enactment referred to in sub-clause 1.2(a) (i) or (ii) above;

          (b)  the singular includes a reference to the plural and vice versa;

          (c) any clause, sub-clause or schedule is to a clause, sub-clause or schedule (as the case may be) of or to this agreement;

          (d)  any gender includes a reference to all other genders;

          (e) persons include all forms of legal entity including individuals, companies, bodies corporate (wherever incorporated or established or carrying on business), unincorporated associations, governmental entities and partnerships and, in relation to any party who is an individual, his legal personal representative(s);

          (f) the words "including", "include" and "in particular" shall be construed as being by way of illustration only and shall not be construed as limiting the generality of any foregoing words;

          (g) documents "in the agreed form" are to documents in the form of the draft agreed between the parties to this agreement and initialled by the parties for the purposes of identification.

     1.3 In part D of schedule 5 reference to a section only is to a section of the ICTA, reference to a schedule with a number is to a schedule of ICTA and reference to an Act followed by a year is to the Finance Act of that year.

     1.4 The introduction and schedules form part of this agreement and shall have the same force and effect as if expressly set out in the body of this agreement. Accordingly, any reference to this agreement shall include the introduction and schedules.


     2.   Sale and Purchase

          2.1 Each of the Vendors with full title guarantee shall sell the number of Sale Shares set out against such Vendor's name in schedule 1 and the Purchaser shall purchase all right, title and interest in the Sale Shares with effect from Completion.

          2.2 The Sale Shares shall be sold free from all Encumbrances and together with all rights to dividends and other distributions of whatsoever nature declared after the date of this agreement in respect of the Sale Shares and all other rights and advantages belonging to or accruing on the Sale Shares as at and from that date.

          2.3 The Purchaser shall not be obliged to complete the purchase of any of the Sale Shares unless the purchase of all the Sale Shares is completed simultaneously.

          2.4 Each of the Vendors hereby irrevocably waives all or any pre-emption rights which that Vendor may have pursuant to the Company's articles of association or to any other agreement relating to the Sale Shares or otherwise, so as to enable the sale of the Sale Shares to the Purchaser to proceed free of any such pre-emption rights.


     3.   Consideration

          3.1 The total consideration for the sale of the Sale Shares shall be the aggregate of:

               (a)  the sum of US$6.000,000 (the "Initial Consideration"); and

               (b)  the Earnout Consideration (if any).

          3.2  The Initial Consideration shall be satisfied as follows:

               (a) as to US$5.000,000 in cash on Completion to be paid to the Vendors in the Agreed Proportion set out opposite their respective names in schedule 1; and

               (b) as to the balance, US$1.000,000 by the Escrow Shares to be allotted among and issued to the Vendors in the Agreed Proportions (as near as practicable) and which shall be subject to the provisions of the Escrow Agreement and this agreement.

          3.3 The Earnout Consideration shall be calculated and paid in accordance with the provisions of schedule 7.

          3.4 For the avoidance of doubt the parties confirm that the Exchange Shares shall rank pari passu in all respects with the existing common stock in the capital of the Purchaser (save that the Exchange Shares shall be unregistered securities) and so far as regards any dividend declared or paid by reference to a record date falling on or after the date of the registration thereof in the register of members of the Purchaser shall rank as if they had been issued fully paid on and from the commencement of the period in respect of which such dividend is paid.


          4.   Warranties and indemnity

               4.1 The Warrantors jointly and severally represent and warrant to the Purchaser in the knowledge that the Purchaser is entering into this agreement in reliance upon the accuracy of each of the Warranties (subject to the limitations contained in clause 5). All Warranties given by the Warrantors are given jointly and severally provided that:

                    (a) any claim under the Warranties must be made against each of the Warrantors in the first instance; and

                    (b) the Purchaser shall only be entitled to pursue a claim for damages for breach of a Warranty against any Warrantor in an amount which exceeds such Warrantor's Agreed Proportion of the total value of the claim in question to the extent that the Purchaser has first taken all reasonable steps to pursue an action for damages for breach of Warranty against each of the Warrantors.

               4.2 If there is a breach of any of the Warranties then, subject to the provisions of clause 5, in respect of each such breach and without prejudice to the right of the Purchaser to claim damages on any basis available to it or to any other right or remedy available to the Purchaser, the Warrantors agree to pay to the Purchaser on demand such sum as is equal to the difference between the value of the Sale Shares at the date on which the Warranty was given after taking into account that the fact or matter giving rise to such breach was not as warranted and the value which the Sale Shares would have had at that date if the fact or matter giving rise to such breach had been as warranted;

               4.3 The benefit of the Warranties may be assigned in whole or in part and without restriction by the person for the time being entitled to them to any purchaser of the whole of the issued share capital of the Company provided that the Purchaser has complied with the provisions of clause 7.3 and further provided that no assignee shall be entitled to a greater sum of damages or other compensation than the sum to which the Purchaser would have been entitled had it not assigned the benefit of the Warranties.

               4.4 Each of the Warranties shall be construed as a separate and independent warranty and (save as expressly provided to the contrary in clause 5) shall not be governed, limited or restricted by reference to or inference from any other terms of this agreement, the Tax Deed or any other Warranty.

               4.5 Any payments made by the Warrantors to the Purchaser in respect of claims under the Warranties or under the Tax Covenants shall so far as possible be treated by the parties as a reduction in the consideration for the Sale Shares.

               4.6 Where any of the Warranties is qualified by the expression "so far as the Warrantors are aware" or any similar expression, each of the Warrantor shall be deemed to have the awareness of the other Warrantor and to have such additional awareness as the Warrantors would have after having made all due, diligent and careful enquiry.

               4.7 Each of the Warrantors hereby agrees with the Purchaser (for itself and as trustee for the Company) to waive any right which it may have in respect of any misrepresentation, inaccuracy or omission in or from any information or advice supplied or given by the Company or any of its officers and employees or advisers in enabling the Warrantors to give the Warranties, to prepare the Disclosure Letter and to enter into this agreement and undertakes not to make any claim in respect of such reliance. This sub-clause shall not preclude any Vendor from claiming against any other Vendor under any right of contribution or indemnity to which he or she may be entitled.

               4.8 The Purchaser shall not have any rights or remedies in respect of any breach of this agreement insofar as it had actual knowledge of the facts relating to that breach prior to the date of this agreement.

               4.9 The Warrantors shall indemnify the Purchaser and the Company and keep indemnified the Purchaser and the Company against all Costs arising under or in respect of:

                    (a) any claim against the Company or the Purchaser by any broker, finder, financial adviser or other person retained by any of the Vendors or the Company in connection with this agreement or the transactions effected by this agreement; or

                    (b) any claim against the Company or the Purchaser arising from any breach of warranty 1, warranty 2 (a) in part A of schedule 5 insofar as such claim relates to the Warrantor's Sale Shares or warranty 2 (b), 2 (c) or 2(d) of Part A of schedule 5; or

                    (c) any additional audit fees arising from the failure of the Accounts to be audited and signed by the directors of the Company on Completion but only insofar as the additional fees relate to the auditing of the period 1 August 1998 to 31 July 1999.

               4.10 If the Purchaser becomes aware of any third party claim, potential claim, matter or event (a third party claim) which would lead to a claim under clause 4.9 being made, (subject to being fully indemnified to its reasonable satisfaction by the Vendor against all reasonable out-of-pocket costs and expenses incurred by the Purchaser or the Company) the Purchaser:

                     (a) shall procure that notice of such third party claim is given to the Vendors' Representative within a reasonable period;

                     (b) shall not make (or, as appropriate, shall procure that the Company shall not make) any admission of liability, agreement or compromise with any person, body or authority in relation to any such third party claim without prior consultation and with the prior agreement of the Vendors' Representative which shall not be unreasonably withheld or delayed;

                     (c) shall take (or, as appropriate, shall co-operate to procure that the Company shall take) such action as the Vendors' Representative may reasonably request to avoid, dispute, resist, appeal, compromise or defend such third party claim or any adjudication in respect of that third party claim; and

                     (d) if so required by the Vendors' Representative in writing, shall ensure (or, as appropriate, shall co-operate to procure that the Company shall ensure), at the request in writing of the Vendors' Representative that the Vendors' Representative is placed in a position to take on or take over the conduct of all proceedings and/or negotiations of whatsoever nature arising in connection with the third party claim in connection with the third party claim in question and provide (or, as appropriate, co-operate to procure that the Company provides) such information and assistance as the Vendors may reasonably require in connection with the preparation for and conduct of such proceedings and/or negotiations.

               4.11 All sums payable by the Vendors under this agreement shall be paid free and clear of all deductions or withholdings unless the deduction or withholding is required by law, in which event the Vendors shall pay such additional amount as shall be required to ensure that the net amount received by the Purchaser will equal the full sum which would have been received by it had no such deduction or withholding been required to be made.

               4.12 Notwithstanding any other provision of this Agreement and save as set out in paragraphs 11, 12, 13 and 14 of Schedule 5, no warranties, representations or undertakings are given by the Vendors in relation to the Company's IPR.

               4.13 Each Vendor represents and warrants severally (but not jointly) to and covenants and agrees with the Purchaser in the knowledge that the Purchaser is entering into this agreement in reliance upon the accuracy of each of the Vendors' Warranties.

          5.   Limitations

               5.1 Notwithstanding any other provision of this agreement, no limitations of any kind whatsoever shall apply to any claim under this agreement or under the Tax Deed against the Warrantors, or any of them:

                    (a) which is (or the delay in discovery of which is) the consequence of any fraud, dishonesty or deliberate concealment as determined by a court of law on the part of any of the Warrantors, their agents or advisers; or

                    (b) which is the result of a breach of any Warranty in part A of schedule 5.

               5.2 The rights of the Purchaser in respect of any breach of the Warranties (other than the Warranties in part D (Tax) of schedule 5) shall (subject as provided in sub-clause 5.7) only be enforceable if notice in writing (giving in so far as may then be practicable the amount and details of the claim) shall be given to the Warrantors on or before the second anniversary of Completion.

               5.3 The rights of the Purchaser in respect of any breach or non-fulfilment of any of the Warranties in part D (Tax) of schedule 5 and claims under the Tax Deed shall (subject as provided in sub-clause 5.7) only be enforceable if notice in writing (giving insofar as may then be practicable the amount and details of the claim) shall be given to the Warrantors on or before the sixth anniversary of the end of the accounting period of the Company in which Completion occurs.

               5.4 The Purchaser shall not be entitled to make any claim or claims (however many in number) under the Warranties or the Tax Deed where the sum claimed is less than (Pounds)7,500, and any such claim or claims of less than (Pounds)7,500 shall be disregarded in computing the figure of (Pounds)75,000 referred to in clause 5.5.

               5.5 The Warrantors shall not be liable in respect of any claim under the Warranties or under the Tax Deed unless the aggregate cumulative liability of the Warrantors in respect of all such claims exceeds (Pounds)75,000 (in which event the Warrantors shall be liable for the whole of such liability and not merely for the excess).

               5.6 Subject to clause 5.1, the Purchaser shall not be entitled to recover under the Warranties, or the Tax Deed any sum in excess of the value of consideration received from time to time by such Vendor, provided that if the aggregate amount of claims against such Vendor agreed or finally determined in favour of the Purchaser exceeds the value of the consideration received by such Vendor, then the Purchaser shall be entitled to reduce any further amount due under this agreement to the Vendor by the amount of such excess.

               5.7 The Purchaser shall not be entitled to recover from the Warrantors under the Warranties and the Tax Deed more than once in respect of the same damage suffered, and accordingly the Warrantors shall not be liable in respect of any breach of the Warranties if and to the extent that the loss is or has been included in a claim under the Tax Deed which has been satisfied to the extent that it has been so satisfied, nor shall the Warrantors be liable in respect of a claim under the Tax Deed if and to the extent that the loss is or has been included in a claim for breach of the Warranties which has been satisfied to the extent that it has been so satisfied.

               5.8 The Warrantors shall not be liable in respect of any Warranty or under the Tax Deed which in either such case is based upon a liability which is contingent unless and until such contingent liability becomes an actual liability; provided that this clause shall not operate to avoid a claim in respect of a contingent liability made before the expiry of the relevant period specified in clauses 5.2 or 5.3 if notice in writing (giving in so far as may then be practicable the amount and details of the claim) has been delivered before the expiry of such period even if such liability shall not become an actual liability until after the expiry of the relevant period.

               5.9 The Vendors shall be under no liability under the Warranties in respect of any matter to the extent that the fact, matter, event or circumstance giving rise to such liability was Disclosed provided that nothing in the Disclosure Letter shall limit the Warrantors' liability under the Warranties in part A of schedule 5 or the Tax Deed.

               5.10 The Vendors shall not be liable for any claim under the
                    Warranties or the Tax Deed in respect of any fact, matter, event or circumstance to the extent that specific allowance, provision or reserve has been made for such fact, matter, event or circumstance in the Accounts or to the extent that payment or discharge of the relevant matter has been taken into account therein.

               5.11 Nothing in this agreement shall in any way restrict or limit the general obligation at law of the Purchaser to mitigate any loss or damage which it may suffer in consequence of any breach by the Vendors of the terms of this agreement or any fact, matter, event or circumstance giving rise to a claim under the Warranties or the Tax Deed.

               5.12 If the Purchaser becomes aware of any third party claim, potential claim, matter or event (a third party claim) which would lead to a claim under the Warranties (other than the Warranties relating to Taxation) being made, (subject to being fully indemnified to its reasonable satisfaction by the Vendors against all reasonable out-of-pocket costs and expenses incurred by the Purchaser or the Company) the
                    Purchaser:

                    (a) shall procure that notice of such third party claim is given to the Vendors' Representative within a reasonable period;

                    (b) shall not make (or, as appropriate, shall procure that the Company shall not make) any admission of liability, agreement or compromise with any person, body or authority in relation to any such third party claim without prior consultation with the Vendors' Representative;

               5.13 With regard to any claim in respect of a breach the
                    Warranties relating to Taxation set out in Part D of
                    Schedule 5 the provisions of clause 3.1 and clause 6 of the Tax Deed shall apply to any such claim or claims mutatis mutandis as if each such claims had been brought under the Tax Deed.


          6.   Completion

               6.1 The sale and purchase of the Sale Shares shall be completed at the offices of the Purchaser's Solicitors at 12 noon on 1 October 1999 (or at such other time or place as the parties shall agree).

               6.2 On Completion the Vendors shall deliver or cause to be delivered to the Purchaser:

                    (a) duly executed stock transfer forms in respect of the Sale Shares together with the related share certificates (such stock transfer forms to be in favour of the Purchaser or its nominees, as the Purchaser shall direct) together with such waivers, consents, or other documents as the Purchaser may require to enable it or its nominees to be registered as the holders of the Sale Shares free from all Encumbrances and other adverse rights whatsoever;

                    (b) an acknowledgement from each of the Vendors to the Purchaser and the Company executed as a deed to the effect that save in relation to remuneration or reimbursement of expenses incurred in relation to his or her employment, there is no outstanding indebtedness owing at Completion from the Company to such Vendor or to any such Vendor's Affiliate or vice versa;

                    (c) letter of resignation in the agreed form from the secretary of the Company;

                    (d) letter of resignation from Mr Meek as a director of the Company and a compromise agreement in the agreed form between the Company and Mr P Meek's duly executed by the parties in compliance with the provisions of section 203 of the Employment Rights Act 1996; in the agreed form from Mr P Meek;

                    (e) the statutory books of the Company complete and accurate up to Completion and any company seal, certificates of incorporation, certificates of incorporation on change of name and all unused share certificates of the Company and all cheque books of the Company;

                    (f)  the Tax Deed duly executed by the Vendors;

                    (g)  the Disclosure Letter;

                    (h) revised service agreement in the agreed form between the Company and Ms T Holmes and a consultancy agreement in the agreed form between the Company and Mr P Meek duly executed by the parties;

                    (i) the Escrow Agreement duly executed by the Vendors and the Vendors' Solicitors;

                    (j) letters of non-crystallisation in the agreed form executed by NatWest Bank plc; and

                    (k) such other documents relating to the Company as the Purchaser shall reasonably require.

               6.3 On Completion the Vendors shall procure the holding of a meeting of the directors of the Company at which the directors of the Company shall:

                    (a) (subject to stamping) approve the transfers to the Purchaser (or its nominees) of the Sale Shares;

                    (b) appoint Brent Frei as chairman, Sar Ramadan and Lesley Walden as additional directors of the Company and delegate to Tania Holmes the following operating powers:

                         (i) all UK direct and indirect channel sales responsibility ;

                         (ii)  all UK marketing functions and responsibilities;

                         (iii) all UK finance and accounting functions;

                         (iv) all responsibility and authority in respect of UK service delivery covering all direct and channel support service including but not limited to consulting, education and maintenance revenues; and

                         (v) direct line management responsibility for all UK managers but provided that the Purchaser shall have an indirect reporting relationship with UK financial controllers;

                         provided that the Purchaser shall remain responsible after due consultation with Tania Holmes for establishing strategy and corporate policies in the UK in areas including but not limited to finance, accounting, legal and human resources and Tania Holmes shall have the operating powers set out above in order to implement such strategic policies, but only pursuant to a business plan which has been reviewed and approved by the Purchaser (such approval not to be unreasonably withheld):

                    (c) appoint TJG Secretaries Limited of Carmelite, 50 Victoria Embankment, Blackfriars, London, EC4Y ODX as the new secretary of the Company;

                    (d) accept the resignations referred to in sub-clauses 6.2(c) and (d) relating to the Company;

                    (e) approve the documents referred to in sub-clause 6.2(h) and authorise one or more of the directors referred to in sub-clause (b) of this clause to execute the same on behalf of the Company;

                    (f) change the registered office of the Company to Carmelite, 50 Victoria Embankment, Blackfriars, London, EC4Y ODX;

                    (g) cancel the existing mandates to the Company's bankers and replace them with new mandates as requested by the Purchaser; and

                    (h) pass any other resolutions reasonably requested by the Purchaser.

               6.4 On Completion the Purchaser shall deliver to the Vendors or to the Vendors' Solicitors (whose receipt shall be a sufficient discharge):

                    (a) a counterpart of the Tax Deed duly executed by the Purchaser;

                    (b) a certified copy of instructions to the Purchaser's Transfer Agent to prepare Share Stock Certificates in favour of the Vendors in respect of the number of Escrow Shares set out against their respective names in schedule 1;

                    (c) a counterpart of the Escrow Agreement duly executed by the Purchaser and the Purchaser's Solicitors;

                    (d) an opinion in the agreed form from Perkins Coie regarding (inter alia) the corporate authorisation and constitutional power of the Purchaser to enter into the arrangements and agreement contemplated by this agreement.

               6.5 The Purchaser and the Vendors agree that the Vendors shall have those rights with respect to the Exchange Shares on the same terms and conditions, and subject to the same obligations, as provided in sections 1.3 and 1.12 of the Amended and Restated Investors' Rights Agreement dated 14 December 1998 by and among the Purchaser and the shareholders of the Purchaser named therein, a copy of which is attached hereto as Exhibit A . The Vendors shall be deemed to be "Holders" and "the Exchange Shares" held by the Vendors shall be deemed to be "Registrable Securities" for purposes of sections 1.3 and 1.12 of the Investors' Rights Agreement.

     6.6 The Purchaser warrants to the Vendors that the granting of the rights to the Vendors referred to in clause 6.5 does not either:

          (a)  require an amendment to the Investor Rights Agreement; or

          (b)  conflict with any other obligations of the Purchaser.

     6.7 On Completion the Purchaser shall on account of its obligation under sub-clause 3.1 cause the sum of US$5,000,000 to be paid by electronic funds transfer to the bank account of the Vendors' Solicitors at NatWest Bank plc, 32 Corn Street, Bristol sort code 560005 , Account
          No: 00708542 and payment made in accordance with this clause shall constitute a good discharge for the Purchaser of its obligations under clauses 3.1(a) (to the extent of the payment so made) and 3.2(a).

     6.8 On or as soon as practicable after Completion, the Escrow Shares which each Vendor is entitled to receive pursuant to clause 3 of this agreement shall without any act of such Vendor be registered in the name of the relevant Vendor and shall be deposited in escrow in accordance with the provisions of the Escrow Agreement.


7.   Post-Completion

     7.1 The Vendors shall and shall procure that any other necessary party shall execute and do all such documents acts and things as may be reasonably required on or subsequent to Completion by the Purchaser for securing to or vesting in the Purchaser the legal and beneficial ownership of the Sale Shares.

     7.2  Each Vendor:

          (a) irrevocably appoints the Purchaser to be his attorney to exercise in the absolute discretion of the Purchaser all rights attaching to the Sale Shares registered in his name or exercisable by him in his capacity as a member of the Company, and without prejudice to the generality of the foregoing the powers exercisable by the Purchaser shall include the power to execute, deliver and do all deeds, instruments and acts in that Vendor's name and on that Vendor's behalf in pursuance of the foregoing, and shall include the power to sub-delegate this power;

          (b) undertakes and agrees that, other than at the written request of the Purchaser, he shall not exercise any rights attaching to the Sale Shares or exercisable by that Vendor in his or her capacity as a member of the Company or appoint any other person to exercise such rights;

          (c) undertakes and agree that any dividends, securities or notices, documents or other communications which may be received after today's date by that Vendor from the Company or any third party in respect of the Sale Shares or in that Vendor's capacity as a member of the Company shall be received by that Vendor and held in trust for the Purchaser and, without prejudice to the generality of the obligations imposed by the foregoing, undertakes and agrees promptly to procure the forwarding to the Purchaser of all such benefits or communications and to account to the Purchaser for all benefits arising from the Sale Shares registered in his name and/or from that Vendor's capacity as a member of the Company;

          (d) agrees and undertakes upon written request by the Purchaser to ratify all deeds, instruments and acts exercised by the Purchaser in pursuance of this power;

          (e) agrees that in acting under this power the Purchaser may act by its secretary or any director or person acting pursuant to authority conferred by its board of directors or any director; and

          (f) declares that such power, undertaking and agreement shall cease and determine upon that Vendor ceasing to be a member of the Company, but without prejudice to any power exercised prior to such date and shall not, save as may be required by law, terminate on that Vendor's previous death, bankruptcy or mental disorder, and shall, save as aforesaid, in connection with the Shares be accordingly binding upon any personal representative, trustee in bankruptcy or trustee in respect of any mental disorder.

     7.3 The Purchaser agrees that until the end of Year 2 it will not, and will procure that no member of the Purchaser's Group (including the Company) will:

          (a) take or omit to take any action which has the effect of materially reducing the amount of the Earnout Consideration unless the Vendors' Representative and the Purchaser have agreed a revised basis upon which the Earnout Consideration is calculated. If the Vendors' Representative and the Purchaser do not reach agreement on a revised basis upon which the Earnout Consideration is calculated within 30 days of the Vendors' Representative's being notified that the Purchaser wishes to take any such action, then the matters in dispute shall be referred, on the application of either party, for determination by an independent firm of internationally recognised chartered accountants to be agreed upon by the Vendors' Representative and the Purchaser or, failing agreement, to be selected by the President for the time being of the Institute of Chartered Accountants in England and Wales. The following terms of reference shall apply:

               (i) the Purchaser and the Vendors' Representative shall each promptly prepare a written statement on the matters in dispute which (together with the relevant documents) shall be submitted to such independent firm for determination;

               (ii) any such firm shall act as an expert (and not as an arbitrator) in making any such determination which shall be final and binding on the parties;

               (iii) the expenses of any such determination by an independent firm of accountants shall be borne between the Vendors' Representative and the Purchaser in such proportions as the firm shall in its discretion determine provided that no such adjustment or revision shall be made to the basis upon which the Earnout Consideration is calculated as a result of the termination of the service agreement of T Holmes pursuant to clause 2.4(a) of such service agreement;

          (b) transfer or dispose of the issued share capital of the Company or Onyx Software UK Limited or any substantial part thereof, and for this purpose 'disposal' shall include (but not be limited to) the grant of any option or Encumbrance in respect of such shares or substantial part thereof;

          (c) transfer or dispose of the business and assets of the Company or Onyx Software UK Limited or any material part thereof, and for this purpose 'disposal' shall include (but not be limited to) the grant of any option or Encumbrance in respect of such business and assets or substantial part thereof; and

          (d) withdraw working capital funding for the Company and Onyx Software UK Limited at the levels set out in clause 7.5.

     7.4 If at any time before the end of Year 2 (as defined in Schedule 7), an agreement under which either:

          (a) the Purchaser agrees to dispose of the entire issued share capital of the Company or a controlling interest therein, or

          (b) the Company agrees to dispose of its business and assets or a substantial part thereof becomes unconditional (in each case the Relevant Event), the Purchaser Vendors' Representative, who may elect by written notice to the Purchaser, within not less than thirty days from such notification, and so as to bind all of the Vendors to receive, in lieu of any Earnout Consideration not already settled at the time of the Relevant Event, that number of Exchange Shares which have a value (at the Applicable Valuation) equal to the maximum Earnout Consideration attainable in any circumstances from the time of the Relevant Event during the remainder of the period commencing on Completion and for which purposes "Applicable Valuation" shall be the average of the daily average trading prices of the Purchaser's common stock as reported on the Nasdaq National Market on the three Business Days prior to the date of completion of the Relevant Event.

     7.5 The Purchaser undertakes to make available to the Company and Onyx Software UK Limited working capital facilities as follows:

          (a) not less than (Pounds)400,000 during the period from Completion to 31/st/ December 1999; and

          (b) not less than (Pounds)250,000 during the period from 31/st/ December 1999 to the end of Year 2 (as defined in Schedule 7)

          at the base rates of NatWest Bank plc plus 2 per cent. and in calculating such facilities no account shall be taken of either:

               (i) the Company's existing facility of (Pounds)150,000 with NatWest Bank plc; or

               (ii) Onyx Software UK Limited's inter company loan facilities as at the date of this agreement which the Purchaser undertakes not to withdraw or seek repayment.

     7.6 Each of the Warrantors undertakes not to sell, offer to sell, grant an option to purchase or otherwise transfer or dispose of ("Transfer") his or her Exchange Shares during the period of six months from Completion. Thereafter each Warrantor shall not Transfer more than 5 per cent (in aggregate) of his or her Exchange Shares from time to time in any period of 30 days.

     7.7 The Vendors acknowledge that the Purchaser will be entitled to refuse to register any subsequent transfer of the Exchange Shares if such transfer is not made in accordance with Regulation S of the Securities Act, pursuant to registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act.

     7.8 If within 30 days from Completion the Accounts have not been audited and signed by the directors of MSL, the Purchaser shall have the right to compel the Company to terminate the appointment of the Company's auditors and change the accounting reference date of the Company to 31 December and extend the previous financial year to end on 31 December 1999 and the Warrantors shall provide whatever assistance is reasonably requested by the Purchaser in connection therewith.

8.   Restrictions

          8.1 By way of further consideration of the Purchaser agreeing to purchase the Sale Shares from the Vendors, each of the Warrantors covenants with the Purchaser that he will not whether alone or jointly with or as agent of any person or persons directly or indirectly:

          (a) for the period stated in column (a) of schedule 6 opposite his name after Completion:

               (i) take up or hold any office in or with any business which is engaged in the Restricted Business within the Restricted Area;

               (ii) take up or hold any post or position which enables or permits that Warrantor to exercise whether personally or by an agent and whether on his own account or in association with or for the benefit of any other person a controlling influence over any business which is engaged in the Restricted Business within the Restricted Area;

               (iii) take up or hold any employment or consultancy with any person which is engaged in the Restricted Business within the Restricted Area,

          which results in that Warrantor being engaged in business activities which are in competition with the Restricted Business provided that the Warrantors shall not be precluded from providing personal consulting services that:

                     (A) do not compete with the Purchaser or any member of the Purchaser's Group; and/or

                     (B) are provided to persons other than competitors of the Purchaser; and/or

                     (C) are provided to persons other than existing customers of the Purchaser.

          (b) for the period stated in column (b) of schedule 6 opposite his name after Completion and within the Restricted Area either personally or by an agent and either on his own account or by an association with any other person or otherwise directly or indirectly engage in any capacity in any business concern (of whatever kind) which shall be in competition at Completion with the Restricted Business provided always that that Warrantor may hold as an investment not more than 5% of the issued share capital of a company quoted on a recognised investment exchange (as that expression is defined in section 207 Financial Services Act 1986);

          (c) for the period stated in column (c) of schedule 6 opposite his name after Completion and within the Restricted Area either personally or by an agent and either on his own account or by or in association with any other person directly or indirectly deal with any person who at any time during the period of twelve months prior to Completion is or was a Customer of the Company in connection with any goods or services in competition with those provided by the Company in the course of the Restricted Business;

          (d) for the period stated in column (d) of schedule 6 opposite his name after Completion and within the Restricted Area either personally or by an agent and either on his own account or by or in association with any other person directly or indirectly canvass, solicit, approach or seek out or cause to be canvassed, solicited, approached or sought out or by any other means endeavour to entice away from the Company any person for orders or instructions in respect of any goods or services provided to or supplied by the Company in the course of the Restricted Business and with whom the Company has transacted the Restricted Business as a Customer or as a Supplier;

          (e) for the period stated in column (e) of schedule 6 opposite his name after Completion either personally or by an agent and either on his own account or for or in association with any other person directly or indirectly canvass, solicit, approach, seek out, or cause to be canvassed, solicited, approached or sought out or by any other means endeavour to entice away from the Company, or aid or assist any other person or persons in employing or otherwise retaining the services of anyone who is employed by the Company or who is a consultant to the Company at Completion and who is at Completion employed or engaged in or about one or more of the following:

               (i)  research and development;

               (ii) sales, marketing, maintenance or distribution including establishing or maintaining relationships or dealings with Customers;

               but shall not include any person performing the functions of junior administrative or secretarial staff;

          (f) for the period stated in column (f) of schedule 6 opposite his name after Completion either represent itself or hold itself out to be in any way connected with or interested in the Restricted Business of the Company.

     8.2 The Warrantors hereby acknowledge and declare that the restrictions in clause 8.1 are reasonable in all the circumstances as at today's date; that such restrictions are integral to the terms on which the Purchaser has agreed to purchase the Sale Shares; and that each of such restrictions shall be construed and take effect independently of the others.

     8.3 If any breach or violation of the provisions of clause 8.1 occurs, the Warrantors and the Purchaser agree that damages alone are likely not to be sufficient compensation and that injunctive relief is reasonable and is likely to be essential to safeguard the interests of the Purchaser and of the Company and that injunctive relief (in addition to any other remedies afforded by a court of equity) may (subject to the discretion of the courts) be obtained. No waiver of any breach or violation shall be implied from forbearance or failure by the Purchaser to take action.

     8.4 At any time after Completion while he is acting as a director, consultant or employee of the Company in accordance with the terms of the agreements referred to in sub-clause 6.2(h), Mr P Meek and Ms T Holmes shall not, by virtue of such fact, be treated as committing a breach or violation of the provisions of clauses 8.1 (a), (b) or (f).


9.   Confidentiality

     9.1 Each Vendor acknowledges that he has been exposed to information about the Company which is either a trade secret, confidential or commercially sensitive and which may not be readily available to others engaged in a similar business to that of the Company or to the general public and which if disclosed may cause harm to the Company or the Purchaser.

     9.2 Each Vendor shall keep secret and shall not at any time, for whatever reason, use communicate or reveal to any person for that Vendor's own or another's benefit, any Company Confidential Information which shall have come to his knowledge prior to Completion. Each Vendor shall as soon as reasonably practicable inform the Purchaser of any disclosure or use of any such information of which he becomes actually aware knowing it to be Company Confidential Information.

     9.3  The restrictions contained in sub-clause 9.2 shall not apply to:

          (a) any disclosure or use authorised in writing by the Purchaser or required in the ordinary and proper course of the particular Vendor's service agreement with the Company or in or as required by the order of a court of competent jurisdiction or an appropriate regulatory authority; or

          (b) any information which was known to the particular Vendor concerned prior to the commencement of his employment or engagement by the Company or is in the public domain otherwise than as a result of a breach of this clause.

     9.4  Except:

          (a) as may be required by law or in the case of the Purchaser the regulations of any recognised investment or stock exchange; or

          (b) as may be required in relation to any registration of this agreement or any arrangement of which it forms part under the Restrictive Trade Practices Act 1976; or

          (c) as may be required to vest the full benefit of this agreement in the Purchaser, including informing any employee, consultant, trade contact or customer connection of the Company or of the Purchaser of the change of ownership of the Company, the provisions of this agreement and all negotiations relating to this agreement are strictly confidential and no announcement or disclosure of or publicity relating to the sale and purchase hereunder and terms of this agreement shall be made by the parties to any third party (other than their professional advisers) without the written agreement of the other parties.


10.  Restrictive Trade Practices Act


     Unless this agreement or any agreement or arrangement of which this agreement forms part is a non-notifiable agreement for the purposes of section 27A of the Restrictive Trade Practices Act 1976, if there is a provision of this agreement, or of any such agreement or arrangement, which causes or would cause this agreement or any such agreement or arrangement to be subject to registration under the Restrictive Trade Practices Act 1976, that provision shall not take effect until the day after the day upon which particulars of this agreement (or of that agreement or arrangement, as the case may be) have been furnished to the Director General of Fair Trading pursuant to section 24 of the Restrictive Trade Practices Act 1976 and if the agreement (or any other such agreement or arrangement) is subject to registration under the Restrictive Trade Practices Act 1976 the parties shall co-operate in good faith in order to carry out such registration as soon as reasonably practicable following the date of this agreement and in any event within three months of the date of this agreement.


11.  Notices

     11.1 Any notice or other written communication given under or in connection with this agreement may be delivered personally or sent by prepaid recorded delivery or registered post or by facsimile to the address and for the attention of the relevant party set out in sub-clause 12.2 (or such other address in England as is otherwise notified from time to time).

     11.2 The addresses of the parties for the purpose of sub-clause 12.1 are as follows:

     The Vendors:  Osborne Clark, Apex Plaza, Forbury Road, Reading, RG1 1AX

     The Purchaser:      Onyx Software Corporation, 3180 139th Avenue SE Suite
                         500, Bellevue, Washington State 98005-4091, United
                         States of America (Marked "For the attention of General
                         Counsel")

     11.3 Any such notice or other written communication shall be deemed to have been served:

           (a)  if delivered personally, at the time of delivery;

           (b) if posted, at the expiry of two Business Days after it was posted;

           (c) if posted overseas, at the expiry of five Business Days after it was posted by air mail;

           (d) if sent by facsimile message, at the time of transmission (if sent during Business Hours) or (if not sent during Business Hours) at the beginning of Business Hours next following the time of transmission in the place to which the facsimile was sent.

     11.4 In proving such service it shall be sufficient to prove that personal delivery was made, or that such notice or other written communication was properly addressed stamped and posted or in the case of a facsimile message that an activity or other report from the sender's facsimile machine can be produced in respect of the notice or other written communication showing the recipient's facsimile number and the number of pages transmitted.

     11.5 Any notice given to or by one of the Vendors shall be deemed to be given to or by each.


12.  Miscellaneous

     12.1 Each party shall bear its own costs incurred in the negotiations leading up to and in the preparation of this agreement and of matters incidental to this agreement.

     12.2 This agreement shall so far as it remains to be performed after execution continue in full force and effect notwithstanding Completion and, in particular, the rights and remedies of the Purchaser in respect of the Warranties and/or the Tax Deed shall not be affected by Completion.

     12.3 No term or provision of this agreement shall be varied or modified by any prior or subsequent statement, conduct or act of any party, except that the parties may amend this agreement but only by letter or written instrument signed by all of the parties. Each of the Vendors hereby irrevocably appoints the Vendor's Representative as his agent to negotiate, compromise, agree and settle any dispute with the Purchaser in connection with the Earnout Consideration or otherwise arising out of or in connection with this agreement.

     12.4 No waiver by any of the parties to this agreement of any requirements of this agreement or of any of such party's rights under this agreement shall be valid unless such waiver is in writing and signed by or on behalf of each of the parties to this agreement.

     12.5 No failure to exercise, and no delay in exercising, on the part of the Purchaser any right or remedy under this agreement shall operate as a waiver of such right or remedy nor shall any single or partial exercise of any right or remedy preclude the exercise of any other right or remedy.

     12.6 The Purchaser may release or compromise the liability of any of the Vendors under this agreement or grant to any Vendors time or other indulgence, at the Purchaser's absolute discretion, without affecting the liability of any other Vendor under this agreement or in any way prejudicing the Purchaser's rights against any other party.

     12.7 The rights and remedies conferred on the Purchaser in this agreement are cumulative and in addition to and without prejudice to all other rights and remedies available to the Purchaser.

     12.8 The headings to the clauses in this agreement and in the schedules are for ease of reference only and shall not form any part of this agreement for the purposes of construction.

     12.9 This agreement and the documents to be delivered on Completion as set out in clause 6:

           (a) set out the entire agreement and understanding between the parties in respect of the sale and purchase of the Shares; and

           (b) (in relation to such subject matter) supersede all prior discussions, understandings, undertakings, promises, conditions, covenants, undertakings and agreements between the parties and their agents (or any of them) and all prior representations, warranties and expressions of opinion by any party (or its agent) to any other party (or its agent).

     12.10 It is acknowledged and agreed that:

           (a) no party has entered into this agreement in reliance upon any representation, warranty, promise, condition, covenant, indemnity or undertaking of any other party which is not expressly set out in this agreement;

           (b) no party shall have any claim or remedy in respect of misrepresentation or breach of warranty (whether negligent or otherwise) or any untrue statement made by any other party save to the extent set out in or expressly incorporated in this agreement and each party irrevocably and unconditionally waives any right which it may have to claim damages for any misrepresentation (other than a misrepresentation contained in this agreement) or for breach of any express or implied warranties (other than a warranty set out in or expressly incorporated in this agreement), provided that this clause shall not exclude or limit any right of the Purchaser in relation to fraudulent misrepresentation or other breach of this agreement arising out of any matter referred to in clause 5.1(a).

     12.11 This agreement may be entered into in any number of counterparts and by the parties to it on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

     12.12 If at any time any term or provision in this agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, under any rule of law or enactment, such term or provision or part shall to that extent be deemed not to form part of this agreement, but the enforceability of the remainder of this agreement shall not be affected.

     12.13 Any notice, consent or agreement or other action to be required to be taken by either or both of the Vendors pursuant to or in connection with this agreement may be given or made by either of them on behalf of both of them.

     12.14 This agreement shall be binding on and shall enure for the benefit of the personal representatives and successors of the parties.

     12.15 Except where the disclosure is required by law or any securities exchange or regulatory or governmental body to which they are subject, the parties shall not make any public announcement of the existence or terms of this agreement (whether before or after Completion) and all announcements and circulars by or on behalf of any of the parties hereto and relating to the sale and purchase hereunder shall be in terms to be agreed between the Purchaser and the Vendors' Representative.

     12.16 The Purchaser shall not be entitled to rescind this agreement due to the breach of a representation by a Vendor, or otherwise.


13.  Law and Jurisdiction

     13.1 This agreement shall be governed by and construed in accordance with English law and each party to this agreement submits to the exclusive jurisdiction of the English courts.

     13.2 The Vendors and the Purchaser agree that any legal action or proceeding arising out of or in connection with this agreement may be brought in the High Court of Justice in England, and the Vendors and the Purchaser hereby irrevocably submit to the exclusive jurisdiction of such court in connection with any such legal action or proceedings.

     13.3 The Vendors irrevocably appoint the Vendors' solicitors as their agent to accept service of legal proceedings in connection with all matters arising out of this agreement and the transactions contemplated by this agreement and agree that any claim form, judgment or other notice of legal process in connection with any such legal action or proceedings shall be sufficiently served if delivered to the Vendor's Solicitors.

The parties to this agreement have signed and entered into this agreement as a deed on the date and year first written above.

                                   SCHEDULE 1

                       The Vendors and the Consideration



====================================================================================================================================

       Name                    Address             Number of Sale Shares            Cash              Exchange            Agreed
                                                                                Consideration          Shares            Proportion
                                                                                      $                                      %
------------------------------------------------------------------------------------------------------------------------------------

Phil Meek              Gosbrook Cottage                    5,250                   2,430,250            32,094            48.605
                       Common Lane
                       Binfield Heath
                       Henley on Thames, Oxon
------------------------------------------------------------------------------------------------------------------------------------

Tania Holmes           26 Temple Mill Island               5,250                   2,430,250            32,094            48.605
                       Temple
                       Marlow
                       Buckhampshire SL7 1SQ
------------------------------------------------------------------------------------------------------------------------------------

Dugan Tilley           Flat 1                              100                       46,500               612              0.93
                       Loddon Park Farm
                       New Bath Road, Twyford
                       RG10 9RY
------------------------------------------------------------------------------------------------------------------------------------

Helena Wheatman        48 Liebenrood Road                  100                       46,500               612              0.93
                       Reading
                       RG30 2EB
------------------------------------------------------------------------------------------------------------------------------------

Aileen Allkins         86 Top Common                       100                       46,500               612              0.93
                       Warfield Green
                       Braknell
                       Berkshire RG42 3SY
------------------------------------------------------------------------------------------------------------------------------------


                                   SCHEDULE 2

                                  The Company

Name:                          Market Solutions Limited

Former Names:                  None

Number:                        2230947

Date of Incorporation:         15 March 1988

Registered Office:             12 Sheet Street
                               Windsor
                               Berkshire
                               SL4  1BG

Authorised share capital:      (Pounds)300,000

Issued share capital:          (Pounds)10,800

Shareholders:                  See schedule 1

Directors:                     Tania Holmes
                               Philip Dealey Meek


Secretary:                     Philip Dealey Meek

Accounting reference date:     31 July

Last accounts:                 For the year ended 31 July 1999

Last annual return:            Dated 29 May 1998

Charges:                       Charge in favour of National Westminster Bank
                             registered on 15/01/90. A specific equitable charge over all freehold and leasehold properties and/or the proceeds of sale thereof, fixed and floating charges over undertaking and all property and assets present and future including goodwill, book debts and the benefits of any licences

Directors' interests:          See schedule 1

                                  SCHEDULE 3

                                  Company IPR

                                    Part A

                                   Licences

                    Market Force/Software of the Future Inc

                      IQ/Programmed Intelligence Limited



                                    Part B

                             Company Core Products

                         Orion application components

                                   Orion DDX

                           Orion application centre

                                   Orion RMS

                                Bass Tes system

                                   SCHEDULE 4

                                    Property


The leasehold property known as Monks Mead House, Bath Road, Hare Hatch, Nr Twyford, Berkshire is the same as comprised in a lease dated 1 May 1992 and made between Pam Technical Services Ltd (1) and the Company (2) (as varied by deed dated 20 January 1997 made between the same parties).

                                   SCHEDULE 5

                                   Warranties

                                     Part A

                       Title and Authorisation Warranties

1. The Sale Shares constitute the whole of the issued and allotted share capital of the Company. All of the Sale Shares are fully paid or properly credited as fully paid and, in respect of the number of the Sale Shares set out in schedule 1 against each Vendor's name that Vendor is the sole legal and beneficial owner of them and upon Completion the Vendor in question shall transfer the Sale Shares in question free from all Encumbrances and third party rights of any nature whatsoever and with the benefit of all other rights and advantages belonging to or accruing on the Sale Shares.

2.

        (a) Each Warrantor warrants that there is no option, right to acquire or Encumbrance on, over or affecting his or her Sale Shares and is not aware of any Encumbrance on, one or affecting any other Sale Shares and no claim has been made by any person to be entitled to any of the foregoing.

        (b) The Company has not exercised or claimed to exercise any lien over any of the Sale Shares

        (c)  No call on the Sale Shares is outstanding.

        (d) No person has the right (whether exercisable now or in the future and whether or not contingent) to call for the allotment, conversion, issue, sale or transfer of any shares, loan capital or other securities in the Company by reason of any agreement, conversion right, option, rights of pre-emption or howsoever otherwise.

3.  There is not outstanding any loan capital of the Company.

4. The Vendors have full power and authority to enter into and to perform their respective obligations under this agreement and the Tax Deed (and the other documents referred to in this agreement to which they are party) and when executed each of this agreement, the Tax Deed (and the other documents referred to in this agreement to which they are party) will constitute binding obligations on the Vendors in accordance with their respective terms.

5. The execution and delivery of, and the performance by the Vendors of their obligations under, this agreement and the Tax Deed (and the other documents referred to in this agreement to which they are party) will not result in a breach of any agreement, arrangement, order, judgment or decree of any court or any governmental agency to which any of the Vendors is a party or by which any of the Vendors or any of their respective assets is bound.

                                    Part B

                             Commercial Warranties

1.  Information Provided

    1.1 The facts set out in the introduction and in the schedules to this agreement are true and accurate in all respects.


2.  The Accounts

    2.1 A true, complete and accurate copy of the Accounts is annexed to the Disclosure Letter.

    2.2 The Accounts and the audited accounts of the Company for each of the three years immediately preceding its financial year ended on the Accounts Date were prepared under the historical cost convention and complied with and were prepared in accordance with all applicable Accounting Requirements.

    2.3   The Accounts:

          (a) give a true and fair view of the assets and liabilities of the Company as at the Accounts Date and of its results for the financial year ended on the Accounts Date;

          (b) fully disclose all the assets of the Company as at the Accounts Date;

          (c) make adequate provision for, reserve for or disclose, as appropriate, all liabilities, whether actual, contingent, unquantified or disputed, all capital commitments, whether actual or contingent, and all bad or doubtful debts of the Company as at the Accounts Date in each case, in accordance with all applicable Accounting Requirements; and

          (d) make adequate provision for or reserve for deferred Taxation in accordance with all applicable Accounting Requirements.

    2.4 The bases and policies of accounting, adopted for the purpose of preparing the Accounts are the same as those adopted in preparing the audited accounts of the Company in respect of the three immediately preceding financial years.

    2.5 In the Accounts and in the audited accounts of the Company for the three immediately preceding financial years:

          (a) fixed assets have been depreciated in accordance with SSAP 12 as amended by FRS15 to the extent that such amendment was in force at the date of the relevant accounts; and

          (b) the work in progress of the Company has been treated in accordance with SSAP 9.

    2.6 No amount included in the Accounts in respect of any asset, whether fixed or current, exceeds its purchase price or its production cost or (in the case of current assets) its net realisable value as at the Accounts Date.

    2.7 The values attributed to the assets of the Company in the Accounts as at the Accounts Date are such that if sold or realised at that value:

          (a) no claim for corporation tax in respect of any chargeable gain would be made; and

          (b) no liability to Taxation would arise as a result of any claim in respect of a balancing charge,


3.  The Management Accounts

    3.1 A true, complete and accurate copy of the Management Accounts is annexed to the Disclosure Letter.

    3.2 The Management Accounts disclose with reasonable accuracy the state of affairs and of the assets and liabilities of the Company as at the Management Accounts Date.

    3.3 No material changes have occurred between the Accounts Date and the Management Accounts Date in the assets and liabilities shown or included in the Accounts other than as shown in the Management Accounts.

    3.4 No changes in accounting policies or practices have been made in the Management Accounts compared with the Accounts, and in particular the basis of depreciation adopted in the Management Accounts is the same as that adopted in the Accounts and in the audited accounts of the Company for the three immediately preceding financial years.


4.  Exceptional Items

    4.1 The profits of the Company for the accounting period ended on the Accounts Date as shown in the Accounts and in the audited accounts for three immediately preceding financial years (and for the period between the Accounts Date and the Management Accounts Date as shown by the Management Accounts) and the trend of profits thereby shown have not (except as disclosed in such accounts) been affected by changes or inconsistencies in accounting policies or practices, by the inclusion of non-recurring items of income or expenditure, by transactions of an abnormal or an unusual nature or which have been entered into otherwise than on normal commercial terms.


5.  Position since the Accounts Date

    5.1   Since the Accounts Date:

          (a) no dividend or other distribution (within the meaning of that expression as contained in section 209 or 210 or 418 of ICTA) has been declared, paid or made by the Company;

          (b) the Company has carried on its business in the ordinary and usual course without any interruption in its nature, scope or manner and so as to maintain the same as a going concern;

          (c) the Company has not disposed of or parted with possession of any of its assets or entered into any transaction or assumed or incurred any liabilities or made any payment except in the ordinary course of business and at arm's length;

          (d) the Company has not written off any debts, no debt has been released by the Company on terms that the debtor pays less than the book value of its debt, and no debt owing to the Company has proved to any extent to be irrecoverable;

          (e) the Company has not entered into any contract involving expenditure on capital account or the purchase of any capital equipment or other items of a capital nature;

          (f) the profits of the Company have not been affected by changes or inconsistencies in accounting treatment, by any non-recurring items of income or expenditure, by transactions of an abnormal or unusual nature or which have been entered into otherwise than on normal commercial terms;

          (g) the business of the Company has not been materially or adversely affected by the loss of any customer which in either of the two financial years immediately preceding the Accounts Date accounted for 5 per cent or more of the turnover of the Company;

          (h) the business of the Company has not been materially or adversely affected by the loss of any source of supply which (a) in either of the two financial years immediately preceding the Accounts Date accounted for 5 per cent or more of aggregate amount paid by the Company in such period in relation to the products, services or equipment supplied to the Company or (b) was a supplier of products, services or equipment to the Company in respect of which there is no other readily available source of supply other than a supplier whose prices or charges exceed those of the lost source of supply by 5 per cent or more or (c) is otherwise material to the business of the Company;

          (i) there has been no material adverse change in the financial position or turnover of the Company and no event, fact or matter has occurred or is likely to occur which will or is likely to give rise to any such change;

          (j) the Company has not acquired or disposed of or agreed to acquire or dispose of any business or any material asset or assumed or acquired any material liability (including any contingent liability) otherwise than in the ordinary course of business;

          (k) the Company has not disposed of or agreed to dispose of any asset for a consideration payable by instalments where any instalment remains unpaid;

          (l) all cash and payments of any kind received by the Company have been credited to its accounts with its bankers;

          (m) the Company has paid its creditors in accordance with the same policy as that adopted throughout the financial year ended on the Accounts Date;

          (n) none of the assets of the Company has been diminished by the wrongful act of any person;

          (o) no share or loan capital or any interest giving rise to a right over the capital of the Company has been created, allotted or issued or agreed to be issued or placed under any option, and the Company has not redeemed or purchased or agreed to redeem or purchase any of its share capital or passed any resolutions or made any capitalisation of reserves;

          (p) there has not been any material change in the level of borrowing or in the working capital requirements of the Company;

          (q) there has not been any unusual increase or decrease in the level of work in progress of the Company;

          (r)  no provision in the accounting records has been released.

    5.2


6.  Accounting and other records

    6.1 All the accounts, books, ledgers and financial and other records of whatsoever kind of the Company (including all invoices) have been properly kept in accordance with sections 221 and 222 of the Companies Act, are within the Company's possession and control and all transactions relating to its business have been duly and correctly recorded therein and such accounts, books, ledgers and financial and other records taken together give and reflect a true and fair view of the financial, contractual and trading position of the Company and the state of its current and fixed assets and liabilities (actual and contingent) debtors, creditors and work-in-progress.

    6.2 The original title deeds relating to the assets of the Company and the original of all written agreements, deeds and other instruments entered into by the Company are in its possession and control.

    6.3 The Company has none of its records, systems, controls, data or information, recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process whether computerised or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company.


7.  Constitution

    7.1 A true, complete and accurate copy of the memorandum and articles of association of the Company having embodied within it or annexed to it a copy of each resolution or agreement referred to in section 380 of the Companies Act is annexed to the Disclosure Letter. Such documents contain full details of the rights and restrictions attached to the share capital of the Company, and all such resolutions have been properly passed as resolutions of the Company and filed with the Registrar of Companies within the requisite period for filing.

    7.2 The register of members and statutory books of the Company contain complete, true and accurate records of the members of the Company and all the other information which they are required to contain under the Companies Act and are fully properly and accurately drawn up to the date of this agreement and comply with all the requirements of the Companies Act and all returns particulars resolutions and other documents required to be delivered by the Company to the Registrar of Companies have been duly delivered within the required time limits and no fines or penalties are outstanding or known to be due.

    7.3 The Company has not received any notice of any application or intended application for the rectification of its register of members.

    7.4 The only directors of the Company are the persons whose names are listed in schedule 2 and the Company has no alternate or shadow directors.

    7.5 The Company has not provided any financial assistance within section 151 of the Companies Act or otherwise directly or indirectly for the purchase or the proposed purchase of its own or any holding company's shares.

    7.6   The Company has not purchased any of its own shares.

    7.7 The Company has no assets outside the United Kingdom nor does it have a branch, agency or place of business or any permanent establishment (as that expression is defined in the relevant double taxation relief orders current at the date of this agreement) outside the United Kingdom.

    7.8 The Company has no shares or other securities in any other company and no interest in any other business and has not agreed to acquire any such shares, securities or interest or held any such shares or securities at any time. The Company does not take part in the management of any other company, firm, association or business organisation.

    7.9 No share in the capital of the Company has been issued or transferred otherwise than in accordance with the Memorandum and Articles of Association of the Company from time to time in force.


8.  Bank accounts and indebtedness

    8.1 A statement of all the bank accounts and the building society accounts and other investment accounts and of the credit or debit balances thereon of the Company as at the Business Day prior to the date of this agreement is annexed to the Disclosure Letter; and the Company does not have any bank, building society, investment or deposit account (whether in credit or overdrawn) not included in such statement, and since such statement there have been no payments out of any such accounts; and there are no unpresented cheques drawn by the Company for sums exceeding in the aggregate (Pounds)1,000 and there is no unpresented cheque drawn by the Company for a sum exceeding (Pounds)100.

    8.2 Save as fully disclosed in the Disclosure Letter the Company has not incurred any indebtedness in the nature of borrowings which it has not repaid in full or satisfied.

    8.3 The amounts borrowed by the Company do not exceed any limitation on its borrowing contained in its articles of association or in any debenture or other deed or document binding upon the Company and the Company has not incurred any indebtedness except indebtedness arising in the ordinary course of business.

    8.4 The Company has not received notice to repay under any agreement relating to any borrowing or indebtedness in the nature of borrowing on the part of the Company which is repayable on demand, and there has not occurred any event of default under any agreement relating to any other borrowing or indebtedness in the nature of borrowing on the part of the Company or any event which with the giving of notice and/or the lapse of time and/or a relevant determination would constitute such an event of default or entitle any person to require repayment of the same prior to the full term of the borrowing or indebtedness in the nature of borrowing.

    8.5 Save as fully disclosed in the Disclosure Letter, the Company has no bank overdraft facilities, acceptance credits or other financial facilities outstanding or available to it.

    8.6 The Company has not entered into any debt factoring, discounting or inventory finance arrangement or engaged in financing of a type which would not require to be shown or reflected in the Accounts, had such arrangement or financing been entered into prior to the Accounts Date.

    8.7 The Company has not entered into or agreed to enter into any performance or other bonds and no such bonds have been given by any other person on behalf of the Company or in relation to any of its obligations.

    8.8 There is not at today's date except for the registered charges full details of which are set out in the Disclosure Letter, any Encumbrance (including a conditional obligation) on or affecting the assets or property or any part of the assets or property of the Company nor any debenture whether secured or otherwise or floating charge.

    8.9 All charges by or in favour of the Company have been registered in accordance with the provisions of the Companies Act or comply with all necessary formalities as to registration or otherwise in any other relevant jurisdiction; and the registered particulars of all charges over any assets of the Company are complete and accurate in all respects.


9.  Debts/unpaid liabilities

    9.1 No part of the sum shown in the Management Accounts, in respect of debtors is represented by debts which were then more than 30 days overdue for payment and not provided for therein.

    9.2 The Warrantors have no reason to believe that any debts owed to the Company at today's date will not realise their full value and be good and collectable in the normal course of business, and none of such debts is subject to any counterclaim or set-off; and for the avoidance of doubt a debt shall not be regarded as realising its full value to the extent that it is paid, received or otherwise recovered in circumstances in which such payment, receipt or recovery is or may be void, voidable or otherwise liable to be reclaimed or set aside.

    9.3 The Company is not owed any sums other than debts incurred in the ordinary course of trading.

    9.4 The Company does not have any unpaid liability where the relevant bill or account was received more than 30 days prior to today's date.


10. Assets

    10.1 The assets used by the Company are its property both legally and beneficially and the Company has a good and marketable title thereto and none is the subject of any Encumbrance.

    10.2 All assets owned and/or used by the Company are in its possession and control and are in good repair and condition having regard to their respective carrying values in the accounting records of the Company; are regularly maintained in accordance with applicable technical standards, safety regulations and the provisions of any applicable agreement and are fully serviceable; none of them is surplus to requirements; none is unsuitable or in need of renewal or replacement or is expected to require replacements or additions at an aggregate cost of more than (Pounds)10,000 within six months from Completion.

    10.3 Subject to normal wear and tear all assets owned and/or used by the Company are in good repair and over the period of time during which they will be written down to a nil value in the accounts of the Company they are capable of being efficiently and properly used in connection with the business of the Company.

    10.4 Maintenance contracts are in full force and effect for all the assets of the Company which it is normal or prudent to have maintained by independent or specialist contractors and for all assets which the Company is obliged to maintain or repair under any agreement.

    10.5 The asset register of the Company comprises a complete and accurate record of all the vehicles, equipment, furniture, and other assets owned or possessed by the Company.

    10.6 Save as fully disclosed in the Disclosure Letter, the Company has not entered into any leasing or hiring agreement, hire purchase agreement, conditional sale or credit sale agreement, agreement for payment on deferred terms or any similar agreement or arrangement.

    10.7 The Company is not in default in the performance or observance of any of the provisions of any agreement or arrangement of a type described in Warranty 10.6 full details of which are disclosed in the Disclosure Letter.

11. The Products

    11.1 Except for the claims brief particulars of which have been disclosed in the Disclosure Letter, the Company has not received any material claims alleging that the Products are defective in any material respect and except as aforesaid, no material dispute exists between the Company and any of its customers, licensees or clients nor so far as the Warrantors are aware, are there any circumstances which may give rise to any such dispute.

    11.2 The Company has not received any written notice that any of the Products infringe any United Kingdom or European Communities regulations relating to safety or manufacture or to distribution, sale or use of products of a similar kind to the Products or that any of the Products sold outside the United Kingdom infringe any regulations in the country of sale relating to the manufacture, distribution, sale or use of products of their kind.

    11.3 The Company's advertising for the Products makes no claim for the performance and quality of the Products which is materially inaccurate or cannot be substantiated; the Company has received no complaint from any regulatory body, customer or other person that such advertising is materially misleading or deceptive; and neither the sale nor the manner or terms of sale of the Products contravenes or have contravened the Trade Descriptions Act 1968, the Consumer Protection Act 1987 or the Unfair Contract Terms Act 1977.

    11.4 The Company has not given any guarantee or warranty or made any representation in respect of the Products save as provided for in the Company's standard terms or the Customer Contracts (true copies of which are attached to the Disclosure Letter) and save for any guarantee or warranty implied by law; and the Company has not (except as aforesaid) accepted any obligation in respect of the Products which would apply after the Products have been sold or supplied by the Company.

    11.5 All necessary governmental approvals, consents, permissions and licences have been obtained by the Company in relation to all Products and components (of whatever nature) incorporated into the Products which were used, kept, manufactured, imported, exported, offered for sale or supplied by the Company.

    11.6 So far as the Warrantors are aware, nothing has been done or omitted to be done whereby any person or regulatory body may be able to seek cancellation, rectification or any other modification of any regulatory approval in respect of the Products in any jurisdiction in which any such approval has been granted or sought.

    11.7 The Company Core Products are Year 2000 Compliant and comply with all updates of the BSI-DISC PD 2000-1 standard which have been published prior to the date of this agreement.

    11.8 Save for the parties to the Customer Contracts, there are no other parties to whom the Company's Core Products have been licensed or who are otherwise entitled to possess, use or otherwise deal with the Company's Core Products or to whom the Company is liable to perform any maintenance or other services or provide any goods in relation to or connection with the Products or their use.

    11.9 As far as the Warrantors are aware there has been no breach of any of the Customer Contracts.

    11.10 So far as the Warrantors are aware the Customer Contracts are valid and subsisting and no disputes or potential disputes have arisen or been notified to the Company.

    11.11 The Company is not in material breach or default in relation to any of the Customer Contracts and no claims or allegations have been made by any person to the effect that the Company is in material breach of any of the Customer Contracts.

    11.12 So far as the Warrantors are aware no person other than the Company is in material breach or default in relation to any of the Customer Contracts and no claims or allegations have been made by any person to the effect that any such person is in material breach of any of the Customer Contracts.

    11.13 So far as the Warrantors are aware there are no grounds for rescission, avoidance or repudiation of any of the Customer Contracts.

    11.14 No Customer Contracts or any other such agreement, instrument or arrangement may be terminated or rescinded by any party other than in either case the parties thereto.

12. Intellectual Property

    12.1 The Company is the sole legal and beneficial owner of all Company IPR which is material to the business of the Company as carried out at the date hereof ("the Current Business") (save for the Intellectual Property which is the subject of the Licences or any intellectual property which is freely obtainable on the open market) free of all Encumbrances except for claims, retention of title of claims and conflicting claims).

    12.2  In so far as any of the Company IPR is registrable:

          (a) all relevant registrations and applications therefor have been made or are in the name of the Company or (in the case of the Intellectual Property which is the subject of the Licences listed in part A of Schedule 3) the Licensor;

          (b)  all application and renewal fees have been paid; and

          (c) the Company (and in relation to Intellectual Property which is the subject of the Licences listed in part A of Schedule 3, the Licensor) has done everything necessary in relation to any applications for registrations, all such applications are proceeding normally and there are no facts known to the Company which would indicate or suggest that such applications or any of them may fail in any respect to be granted in full.

    12.3 Other than as provided in the Customer Contracts there are no circumstances which could provide a third party with a defence to patent infringement proceedings under section 44 Patents Act 1977 or any provision having an equivalent effect in any jurisdiction in respect of the Company Core Products.

    12.4 The Company IPR comprises all Intellectual Property which is necessary to enable the Company to carry on its business in the same manner and to the same extent as it has been carried on prior to Completion and so far as the Warrantors are aware the Company IPR which is material to the Current Business will not be adversely affected by the transactions effected by this agreement.

    12.5 Except in the ordinary course of business and on a confidential basis no disclosure has been made of any of the confidential information, know-how, technical processes, financial or trade secrets or customer or supplier lists of the Company.

    12.6 There have not been, and there are not pending, any actions, claims, counterclaims, applications or allegations impugning the validity or enforceability of any of the Company IPR or (save in relation to Intellectual Property which is the subject of the Licences) the Company's ownership thereof and so far as the Warrantors are aware there are no facts, matters or circumstances which could give rise to any such action, claim, counterclaim, application or allegation.

    12.7 So far as the Warrantors are aware the Company has not done or omitted to do any act which has resulted or which may result or which is capable of resulting in any material breach or infringement of any third party's Intellectual Property.

    12.8 Schedule 3 part A comprises a complete list of all Licences which are material to the Current Business

    12.9 As far as the Warrantors are aware, the Licensors have at all times performed and observed the material terms of the Licences.

    12.10 There have not been any actions, claims or allegations against any third party alleging infringement of any of the Company IPR material to the Company's Business and there are not and there have not been any facts matters or circumstances which could give or which might have given rise to any such action, claim or allegation.

    12.11 There are no outstanding claims against the Company under any contract or under the Patents Acts (or otherwise) for employee compensation in respect of any Company IPR or any other like claim by a self-employed contractor.

    12.12 Schedule 3 comprises a complete list of all Intellectual Property held by the Company and registered by it.

    12.13 The Company does not own or use any trade mark, service mark, brand, trade or business name in connection with its business or the Products other than those listed in Part B of Schedule 3.

    12.14 Details of all unregistered Company IPR not listed in Schedule 3 which is material to the Company's Current Business are set out in annex [ ] to the Disclosure Letter.

    12.15 None of the Company's Core Products:

          (a) infringes any Intellectual Property rights belonging to third parties; or

          (b) is the subject of any claim or allegation of infringement of Intellectual Property rights belonging to third parties.

    12.16 All necessary steps have been taken to mark intellectual proprietary notices where applicable (including applicable copyright, trade mark, patent and confidential notice) on all Products.

    12.17 The Company has a full and complete text of the source code, object code and supporting materials (including manuals) relating to the Company's Core Products.

    12.18 The Company, whether by itself or its agents or servants, has not developed for itself or for others by means of reverse engineering any Product or component of a Product, including any Product to be used in combination with the product of a third party.


13.  The Company Core Products

    13.1 The Company's Core Products and the Supporting Material were specified, designed, written and produced entirely and solely by persons who were at all material times either:

          (a) employees of the Company and who produced these as part of their duties of employment, or

          (b) third parties (or employees of them) who produced these pursuant to contracts under which all ownership and possession of, and Intellectual

               Property in, the resulting Company's Core Products and Supporting Material have passed into the sole ownership of the Company.

    None of the software is computer-generated within the meaning of the Copyright Designs and Patents Act 1988 (as amended).

    13.2  The Company's Core Products:

          (a) conform in all material respects with the user manuals relating to it; and

          (b) do not contain any defect (other than a defect causing non-Year 2000 Compliance) which has a materially adverse effect on its use or operation; and

          (c) are Year 2000 Compliant and comply with all updates of the BSI-DISC PD2000-1 standard which has been published prior to the Completion Date.


14. The Computer System

    14.1 All information and data held by the Company on the Computer System is beneficially owned by the Company free from Encumbrances, and (save in the ordinary course of business) the Company is not subject to any restriction with regard to the use thereof and save as required by law no third party enjoys any right or permission to copy or hold any such information or data.


15. Employees and consultants

    15.1 Full particulars of the identity, job title and position, dates of commencement of employment and/or appointment to office, age, notice period, salary, benefits, confidentiality obligations and all other material terms and conditions of employment or engagement of each director, consultant or employee of the Company are fully and accurately set out in the Disclosure Letter.

    15.2 There are no outstanding offers of employment or engagement made to any person by the Company and there is no one who has accepted an offer of employment or engagement made by the Company but who has not yet taken up that employment or engagement.

    15.3 All service and employment agreements entered into by the Company and in force at today's date may be terminated by not more than three months' notice and without payment of compensation or damages (other than any payments arising under statute or payment for wrongful dismissal). All consultancy agreements entered into by the Company may be terminated by not more than three months' notice without giving rise to any claim for damages or compensation.

    15.4  No director, employee or consultant of the Company:

          (a) has given or received notice terminating his employment or engagement or altering its terms, and no such person will be entitled as a result of the entering into of this agreement to give notice of termination or to claim for any payment or benefit or so far as the Warrantors are aware to treat himself as being released from any obligation; or

          (b) is currently on sick leave which (as the date of this agreement) has been continuing for more than 14 consecutive days; or

          (c)  is currently on maternity leave.

    15.5 There are no outstanding arrears of salary, wages, holiday pay or other remuneration due to any of the Company's directors, consultants or employees the due date of payment for which is past and there are no agreements in force to defer any such payments.

    15.6 Save as fully disclosed in the Disclosure Letter, since the Management Accounts Date:

          (a) no change has been made in the rate or basis of remuneration, fee or the pension or other benefits paid to or provided for any director, consultant or employee of the Company;

          (b) no change has been made in any other terms of employment or engagement of any such director, consultant or employee.

    15.7 The Company has not entered into any agreement regarding future variation in any contract of employment or consultancy agreement in respect of any of its directors, employees or consultants or any agreement imposing an obligation on the Company on the part of any director, employee or consultant to increase the basis and/or rates of remuneration or payment and/or the provision of other benefits to or on behalf of any of its directors, employees or consultants at any future date.

    15.8 The Disclosure Letter contains full details of each of the following which are now or have since the Balance Sheet date been operated by the Company or which the Company is under any obligation (whether or not legally binding) to provide at any future date:

          (a) any employee trust under which employees and/or former employees and/or their relatives or dependents are the beneficiaries or are entitled to receive any benefits;

          (b) any cash bonus scheme or other employee incentive arrangements not involving the issue of shares;

          (c) any arrangement by which any commission or remuneration of any kind payable or due to any director or employee or any former director or employee may be calculated by reference in whole or in part to the turnover, profits or sales of the Company.

    15.9 The Company is not liable to pay any industrial levy nor has it any outstanding undischarged liability to pay any governmental or regulatory authority in any jurisdiction any Taxation, contribution or other impost arising in connection with the employment or engagement by the Company of employees, directors or consultants other than in the UK PAYE and National Insurance Contributions in respect of employees or directors and VAT in respect of consultants registered for VAT.

    15.10 The Company has not entered into any union membership, security of employment, redundancy, recognition or other collective agreement (whether legally binding or not) with a trade union, association of trade unions, works council, staff association or other organisation or body of employees, nor so far as the Warrantors are aware has the Company done any act which might be construed as recognition, nor so far as the Warrantors are aware has the Company in respect of any employee entered into any agreement with any trade union or other employee body representing employees concerning the introduction of new equipment or technology.

    15.11 The Company is not involved in any industrial or trade dispute or any dispute or negotiation regarding a claim of material importance or the dismissal, suspension, disciplining or varying of the terms and conditions of employment of any present or former employee, staff association or other organisation or body of employees, and there are no facts known, or which on reasonable enquiry would be known, to the Company which might indicate that there may be any such dispute or negotiation.

    15.12 No disciplinary action, has been instituted by the Company and no grievance or complaint of sex, race or disability discrimination, has been formally raised by any employee in the twelve months ending on the date of this agreement.

    15.13 The Warrantors are not aware of any facts or matters affecting any of the employees of the Company which might reasonably be considered grounds for dismissing such employee or for warning such employee that the continuation of any conduct or behaviour might lead to dismissal and no warning (whether formal or informal) has been given to any employee and no notice of termination of employment has been given to or received from any such employee.

    15.14 No past or present director, employee or consultant has any claim against the Company for loss of office or arising out of the termination of his office or employment or in respect of any accident or injury which is not fully covered by insurance and there is no event which would or might give rise to any such claim.

    15.15 Since the Accounts Date no liability has been or may be incurred by the Company for breach of any contract of service or for services, for redundancy payments, protective awards or for compensation for wrongful dismissal or unfair dismissal or for failure to comply with any order for the reinstatement or re-engagement of any employee or for any other liability accruing from the actual or proposed termination of any contract of employment or for services.

    15.16 No gratuitous payment has been made by the Company:

          (a)  in respect of or contingent upon the sale of the Sale Shares; or

          (b) in connection with the actual or proposed termination or suspension of employment or engagement or variation of any contract of employment or engagement of any present or former director, consultant or employee.

    15.17 There is no person previously employed by the Company who now has or may have a right to return to his work or a right to be reinstated by the Company under the provisions of the Employment Rights Act 1996.

    15.18 The Company has not made any loans or quasi loans (as defined in the Companies Act) to or entered into any credit transaction (as so defined) with any of its directors or employees.

    15.19 All directors or employees of the Company who require a work permit will have such a permit in force at Completion, and such permit will remain in force for at least three months following Completion.

    15.20 No person has been employed since 27 January 1997 who requires a work permit without such a permit being in force.

    15.21 So far as the Warrantors are aware the Company has in relation to each of its directors and employees complied with the obligations imposed on it by Article 141 of the Treaty of Rome, the Trade Union and Labour Relations (Consolidation) Act 1992, the Employment Rights Act 1996 and all other statutes, regulations, relevant to the relations between the Company and its directors and employees and so far as the Warrantors are aware the Company has maintained adequate and suitable records regarding their service.

    15.22 Within the period of one year preceding today's date the Company has not been a party to any relevant transfer as defined in the Transfer of Undertakings (Protection of Employment) Regulations 1981.

16. Transactions with Vendor's Affiliates

    16.1  There are no:

          (a) loans made by the Company to any of the Vendors and/or to any director of the Company and/or to any Vendor's Affiliate of any of the Vendors or of any such director;

          (b) debts owing to the Company by any of the Vendors and/or any director of the Company and/or by any Vendor's Affiliate of any of the Vendors or of any such director.

    16.2 There are no mortgages, charges, guarantees or other security arrangements entered into by the Company in respect of any loans, debts or other obligations of any of the Vendors and/or any director of the Company and/or of any Vendor's Affiliate of the Vendors or of any such director.

    16.3 There are no existing contracts, transactions or arrangements to which the Company is a party or under which it may be liable and in which any of the Vendors and/or any director of the Company and/or any Vendor's Affiliate of any Vendor and/or any Vendor's Affiliate of any director is interested whether directly or indirectly, and the Company has not been a party to any such contracts, transactions or arrangements during the three years preceding today's date.

    16.4 None of the Vendors nor any Vendor's Affiliate of any Vendor nor any director of the Company is at today's date either individually or with any other person or persons engaged or concerned or interested in any way whatsoever (and whether by a holding of shares or otherwise) in any other business of a similar nature to or competitive with that carried on by the Company.

    16.5 The Disclosure Letter sets out full details of any formal or informal arrangements with any of the Vendor's Affiliates and copies of any agreements (whether or not legally binding) relating thereto in force or to come into force between the Company and any of the Vendors and/or any Vendor's Affiliate.

    16.6 Save in relation to services provided to the Company in pursuant to a Vendor's employment contract with the Company, the Company does not depend in any material respect upon the use of any property, right or asset owned by, or facilities or services provided by any Vendor or any Vendor's Affiliate.


17. Material contracts

    17.1 There is not outstanding any agreement or arrangement to which the Company is a party:

          (a)  which was entered into otherwise than at arm's length;

          (b) which establishes any guarantee, indemnity, suretyship, comfort arrangement (whether or not legally binding) given by the Company in respect of the obligations or solvency of any third party;

          (c) pursuant to which any person has incurred any financial indebtedness or liability (whether actual or contingent) to the Company or vice versa other than trade indebtedness or liability incurred in the ordinary and usual course of trading;

          (d) which establishes any joint venture, cooperation agreement or arrangement, consortium or profit (or loss) sharing agreement or arrangement;

          (e) which involves future capital expenditure by the Company in excess of (Pounds)10,000;

          (f) which, by virtue of the execution of this agreement or acquisition of the Sale Shares by the Purchaser or other performance of the terms of this agreement will or may result in:
               (i) any third party being relieved of any obligation or becoming entitled to exercise any right (including a right of termination or any right of pre-emption or other option); or (ii) the Company being in default under any such agreement or arrangement or losing any benefit, right or licence which it currently enjoys or
               (iii) a liability or obligation of the Company being created or increased;

          (g) which will result in the Company becoming liable for any finder's fee, brokerage or other commission in connection with the acquisition of the Sale Shares by the Purchaser;

          (h) to which any of the provisions of section 317, 320 or 330 of the Companies Act apply;

          (i) pursuant to which the Company has sold or otherwise disposed of any company, business or undertaking in circumstances such that it remains subject to any liability (whether contingent or otherwise) which is not fully provided for in the Accounts;

          (j) which is a power of attorney given by the Company or any other authority other than authority given to a director of the Company which would enable any person to enter into any contract or commitment on behalf of the Company;

          (k) which establishes any agency, distributorship, OEM, marketing, purchasing, licensing, management or administration agreement or arrangement of a material nature;

          (l) which is a currency and/or interest rate swap agreement, asset swap, future rate or forward rate agreement, interest cap, collar and/or floor agreement or other currency exchange or interest rate protection transaction or combination thereof or any option with respect to any such transaction or any other similar transaction;

          (m) which involves payment by reference to fluctuations in the index of retail prices, or any other index, or in the rate of exchange of any currency or any interest rate;

          (n) which is an unusual or abnormal contract having regard to the nature, scope and extent of the Company's business or the manner in which it has been carried on in the two years ended on the Management Accounts Date;

          (o) which has more than three months left to run and is not capable of being terminated by three months' notice or less without payment of compensation or damages;

          (p) which is of a loss-making nature (that is, considered to be likely to result in a loss on completion of performance) or which cannot readily be fulfilled or performed by the Company on time and without undue or unusual expenditure of money or effort;

          (q) which is a sale or purchase option or similar agreement or arrangement affecting any assets owned or used by the Company;

          (r) restricting the freedom of the Company to provide and take goods and services by such means and from and to such persons as it may from time to time think fit; or

          (s) with Baan International BV or any company which is an Affiliate of Baan International BV other than a letter of intent between Baan International BV and the Company.

    17.2 There are annexed to the Disclosure Letter full and complete copies of each of the agreements entered into by the Company for:

          (a)  the supply of goods, facilities and services to the Company;

          (b) the development, supply, maintenance, distribution, marketing and sale of Products or their components.

    17.3 Full disclosure is made in the Disclosure Letter of any negotiations or offers or the like which are capable or likely to result in the Company entering into any agreement or arrangement of a kind described in Warranty 17.1(a) to (r) or 17.2.

    17.4 The Company has not assigned or sublet any of its rights under and is not in default under agreement or arrangement of a kind described in Warranty 16.1(a) to (r) or 16.2 above to which it is a party and there are no circumstances likely to give rise to any such default, and no other party thereto is in default of any such agreement or arrangement and there are no circumstances expected to give rise to any such default.

    17.5 No agreement or transaction to which the Company is a party is invalid or ultra vires and there are no grounds for rescission, breach, avoidance or repudiation of any agreement or other transaction to which the Company is a party.


18. Business

    18.1  So far as the Warrantors are aware:

          (a) no customer or client of the Company has ceased or has indicated an intention to cease trading or dealing with the Company or is anticipated to do so or to become bankrupt or go into receivership, administration or liquidation on or after the date of this agreement or to make any substantial reduction in their trading or dealing with the Company;

          (b) save as provided by the agreement no director, consultant or employee will leave the employment or engagement of the Company as a result of the signing of this agreement or the matters or transactions effected by it; and

          (c) the attitude or actions of customers, suppliers, clients, employees and other persons with regard to the Company will not be prejudicially affected by the signing of this agreement or the matters or transactions effected by it.

    18.2 Neither more than 5% of the aggregate amount of all purchases, nor more than 5% of the aggregate amount of all sales, of the Company are obtained or made from or to the same supplier or customer (including any person in any way connected with such supplier or customer), nor is any material source of supply to the Company, or any material outlet for the sales of the Company, in jeopardy or likely to be in jeopardy.


19.  Investment grants

    19.1 The Disclosure Letter contains full details of each investment grant, building grant, grant under any Local Employment Act or under the Industry Acts or any other grant or allowance or loan subsidy or financial assistance received by or applied for by the Company. No circumstances have arisen or could arise in consequence of events occurring on or prior to today's date (including the execution or completion of this agreement) as a result of which:

          (a) any grant, subsidy, allowance or assistance received by the Company is or will be liable to be repaid in whole or in part; or

          (b) any such grant, allowance, subsidy or assistance for which application has been made by the Company will not be paid or will be reduced.


20. Insolvency

    20.1 No order has been made, petition presented, resolution passed or meeting convened for the winding up of the Company or for an administration order in respect of the Company; no receiver, receiver and manager, administrative receiver or liquidator has been appointed of the business or the whole or any part of the assets or undertaking of the Company; and there are no circumstances likely to give rise to the appointment of any such receiver, receiver and manager, administrative receiver or liquidator.

    20.2 There are no unfulfilled or unsatisfied judgments or court orders outstanding against the Company or by which it may be affected.

    20.3 No distress, distraint, charging order, garnishee order, execution or other process which a court or a similar body may use to enforce payment of a debt has been levied or applied for in respect of the whole or any part of the property, assets or undertaking of the Company.

    20.4 No event has occurred causing, or which upon intervention or notice by any third party may cause, any floating charge created by the Company to crystallise or any charge created by it to become enforceable, nor has any crystallisation occurred or is any such enforcement in process.

    20.5 In relation to any property or assets held by the Company under any hire, hire purchase, conditional or credit sale, leasing or retention of title agreement or otherwise belonging to a third party, no event has occurred which entitles, or which upon intervention or notice by the third party may entitle, the third party to repossess the property or assets concerned or to terminate the agreement or any licence in respect thereof.

    20.6 The Company has not stopped payment nor is it insolvent or unable to pay its debts for the purposes of section 123 of the Insolvency Act 1986.

    20.7 The Company has not been a party to any transaction with any third party which, in the event of such third party going into liquidation or an administration order or a bankruptcy order being made in relation to it or to him, would constitute (in whole or in part) a transaction at an undervalue, a preference, an invalid floating charge or an extortionate credit transaction or part of a general assignment of debts, under sections 238 to 245 and sections 339 to 344 of the Insolvency Act 1986.

    20.8 No person who at present is, or who at any time within the last three years was, a director or officer of the Company is, or at any material time was, subject to any disqualification order under the Act or under any other legislation relating to the disqualification of directors and officers, or was the subject of any investigation or proceedings capable of leading to a disqualification order being made.


21.  Regulatory matters

    21.1 The Company has been granted and there are now in force and effect all necessary approvals, permits, authorities, consents and licences for the proper carrying on of its business in the places and in the manner in which such business is now carried on.

    21.2 The approvals, permits, authorities, consents and licences referred to in Warranty 20.1 are not subject to any unusual or onerous conditions and the Company has complied with all conditions attached to such approvals, permits, authorities, consents and licences. There are no investigations, proceedings, enquiries, communications or other circumstances which indicate that any such approvals, permits, authorities, consents and licences may be revoked, cancelled, suspended, modified or not renewed.

    21.3 The Company has at all times carried on its business and affairs in all respects in accordance with its memorandum and articles of association and all applicable laws and regulations (whether in the United Kingdom or any other jurisdiction).

    21.4 The Company has registered as a data user under Data Protection Act 1984 for all purposes and activities of the Company for which registration is required and has complied with all other requirements of such Act.

    21.5 The Company does not carry on or purport to carry on any investment business within the meaning of the Financial Services Act 1986.

    21.6 No outstanding notices in relation to any statutory obligation have been served on the Company in respect of any of its assets or in respect of any contravention or non-compliance with or alleged contravention or non-compliance with any obligation or otherwise.

    21.7 The Company is not a party to any agreement, arrangement or concerted practice and is not carrying on any practice which in whole or in part:

          (a) is or requires to be registered under the Restrictive Trade Practices Act 1976 (whether or not such agreement, arrangement or concerted practice is a non-notifiable agreement for the purposes of section 27A of the Restrictive Trade Practices Act 1976);

          (b) is the subject of directions under section 21(2) of the Restrictive Trade Practices Act 1976;

          (c) contravenes Articles 81 or 82 of the Treaty of Rome or Articles 53 or 54 of the Agreement constituting the European Economic Area or which has been notified to the European Commission or the EFTA Surveillance Authority for a negative clearance or exemption or which ought to have been so notified;

          (d) contravenes or is unlawful under the provisions of the Resale Prices Act 1976;

          (e) constitutes an anti-competitive practice as defined in the Competition Act 1980;

          (f)  contravenes the Fair Trading Act 1973;

          (g) has been notified to the Office of Fair Trading for "early guidance" pursuant to schedule 13, paragraph 7 of the Competition Act 1998;

          (h) in respect of which there will be a transitional period of more than one year, or in respect of which there will be no transitional period, under schedule 13 of the Competition Act 1998;

          (i) contravenes or is invalidated by any competition, anti-trust, regulatory, monopoly, fair trading, consumer protection or similar legislation in any jurisdiction where the Company has any assets or carries on business.

    21.8 The Company has not been a party to any acquisition, merger or joint venture which was or was required to be notified to the European Commission under Council Regulation 4064/89 or to the EFTA Surveillance Authority or the European Commission under Article 57 of the Agreement constituting the European Economic Area or which was notified to the Office of Fair Trading under Part V Fair Trading Act 1973.

    21.9 There is not in existence any practice of the Company which is or has been under investigation by or on behalf of the Office of Fair Trading, the Competition Commission, the Secretary of State for Trade and Industry, the European Commission or the EFTA Surveillance Authority or any authority having jurisdiction in competition, anti-trust, regulatory, monopoly, fair trading, consumer protection or similar matters.

    21.10 The Company has not received any process, notice or communication (formal or informal) by or on behalf of the Office of Fair Trading, the Competition

          Commission, the Secretary of State for Trade and Industry, [any regulator within the meaning of section 54 of the Competition Act 1998, the European Commission or the EFTA Surveillance Authority or any authority having jurisdiction in competition, anti-trust, regulatory, monopoly, fair trading or consumer protection matters in relation to any aspect of the business of the Company or any agreement or arrangement to which it is or is alleged to be a party, and no circumstances exist which may might give rise to the Company receiving any such process, notice or communication.

    21.11 The Company is not and has not been in receipt of any state aid within the meaning of Article 87 of the Treaty of Rome.

    21.12 There have not been and are not pending, or in existence, any investigations or enquiries by, or on behalf of, any governmental or administrative or other body in respect of any of the affairs of the Company.

    21.13 The Company has not paid any commission or made any payment whether to secure business or otherwise to any person, firm or company which in the hands of such person, firm or company would in accordance with the relevant law be regarded as illegal or improper.

    21.14 No director, officer, agent, employee or other person acting on behalf of the Company has been party to the use of any assets of the Company for unlawful contributions, gifts, entertainment or other unlawful expenses relating to any activity, including any political activity, or to the establishment or maintenance of any unlawful or unrecorded fund of monies or other assets, or to the making of any false or fictitious entries in the books or records of the Company, or to the making of any unlawful payment.

    21.15 All statements and declarations made to H.M. Customs & Excise or any other customs authority, including all import declarations, made by or on behalf of the Company have been true, complete and accurate.


22. Litigation

    22.1 The Company is not a party (whether as plaintiff or defendant or otherwise) to any claim, litigation, arbitration, prosecution or other legal or quasi legal proceedings or enquiry and has not been engaged in any such claim, proceedings or enquiry during the three years prior to today's date and there are no claims or actions (whether criminal or civil) pending or threatened or anticipated by or against the Company or any of its directors, employees or consultants in relation to the Company, its business or Products or in respect whereof the Company is liable to indemnify any party concerned or may be vicariously liable.

     22.2 There are no investigations, disciplinary proceedings or other facts or circumstances likely to lead to any claim, action, proceeding, suit, litigation, prosecution, investigation, enquiry or arbitration involving the Company.

23.  Insurance

     23.1 The Company and its assets are insured against such risks and in such sums as are disclosed in the Disclosure Letter. All premiums due in respect of such insurances have been fully paid; and the next renewal date for each of such insurances is a date at least 30 days after the date of Completion. All such insurances are currently in full force and effect, and nothing has been done or omitted to be done which could make any policy of insurance void or voidable, or which is likely to result in an increase in premium; and none of such insurances is subject to any special or unusual terms or restrictions or to the payment of any premium in excess of the normal rate.

     23.2 No claim is outstanding or is likely to be made under any of such insurances and no circumstances exist which are likely to give rise to any such claim.

     23.3 There are no claims capable of arising against the Company by an employee, a workman or any other third party, in respect of any accident or injury, which are not fully covered by insurance.

24.  Environmental, health and safety considerations

     The Company has complied in all material respects with all Environmental Laws relating to the Property , and has not received notice of any breach.

25.  Pensions

     25.1 The Company has never established any superannuation or retirement benefit schemes, top-hat schemes, pension schemes, permanent health insurance schemes, medical benefits schemes or other pension or life assurance arrangements.

                                    Part C

                              Property Warranties

1.  Title


    1.1 The Property is the only property owned, occupied or otherwise used in connection with its business by the Company.

     1.2 The information contained in schedule 4 as to the ownership and tenure of the Property and the principal terms of the leases, licences and tenancies subject to or with the benefit of which each of the Property is held is true and accurate in all respects.

2.   Encumbrances

     2.1 The Property is free from any financial charges securing the repayment of monies or other obligation or liability of the Company or of any other person.

     2.2 The Property is free of any tenancy, licence or other arrangement entitling a person other than the Company which owns the same to occupy the whole or any part.

     2.3 The Property is not subject to any outgoings, other than general rates, water rates and insurance premiums and in the case of leasehold property rent.

     2.4 The Company has not entered into any agreement or commitment in relation to the Property other than in respect of the lease and deed of variation referred to in the description of the Property and agreements for services and utilities at the Property.

     2.5 The Company has not entered into any option, right of pre-emption or right of first refusal in respect of the Property.

     2.6 As far as the Company is aware no notice relating to the use and enjoyment of the Property has been received or given.

     2.7 So far as the Company is aware the Property is served by water, electricity and gas utilities, pipes, sewers, wires, cables, conduits and other conducting media which connect directly to the mains without passing through land in the occupation or ownership of a third party.

     2.8 The Company has not received notice of any actions, disputes, claims or demands between the Company and any third party affecting the Property.

-----------------------------

3.   Planning matters

     The Company has not received notice of any breach of planning obligations in respect of the Property.

4.   Adverse orders

     4.1 The Company has not received notice of any resolution, proposal, scheme or order for the compulsory acquisition of the whole or any part of the Property or of any access or egress therefrom, or for the alteration, construction or improvement of any road, subway, underpass, footbridge, elevated road, dual carriage or flyover upon or adjoining or passing within 200 metres of the Property or any such access or egress.

     4.2 The Company has not received notice of any closing, demolition or clearance orders, enforcement notices or stop notices affecting the Property.

5.   Condition of the Property

     5.1 A fire certificate has been issued in respect of the Property and there has been no breach of the provisions or conditions contained therein.

     5.2 Since occupation of the Property by the Company the Property has not been affected by flooding.

6.   Leasehold Property

     6.1 The Company has paid the rent and materially observed and performed the covenants on the part of the tenant and the conditions contained in the lease under which the Property is held and the last demand (or receipt for rent if issued) was unqualified, and such lease is valid and in full force.

     6.2 There are no rent reviews currently in progress under any lease of the Property.

     6.3 There is not outstanding, unobserved or unperformed any obligation necessary to comply with any notice or other requirement given by or on behalf of the landlord under any lease of the Property.

     6.4 There have been and are no disputes with the landlord in respect of the Property.

     6.5 No lease of the Property is expressed to be subject to any rights of re-entry on the liquidation of the tenant (whether compulsory or voluntary) or on any other ground except for non-payment of rent or breach of covenant by the tenant.

7.   Subtenancies

     7.1  The Property is not held subject to any tenancies and subtenancies.

8.   Guarantees

     8.1 There is (save in relation to the Property) no actual or contingent liability on the part of the Company arising directly or indirectly out of any agreement, lease, underlease, tenancy, conveyance, transfer, licence or any other deed or document whatsoever relating to real property or to any estate or interest therein entered into by the Company including (but without limitation) any actual or contingent liability arising directly or indirectly out of:

          (a) any estate or interest held by the Company as original lessee or underlessee;

          (b) any guarantee given by the Company in relation to a lease or underlease; or

          (c) any other covenant made by the Company in favour of any lessor or head lessor.

                                    Part D

                                Tax Warranties


1.   Returns and payment of Taxation


     1.1 All returns, computations and notices which should have been made by the Company for the purposes of Taxation in respect of any accounting period up to and including the accounting period ending on the Accounts Date (i) have been made punctually, are correct and on a proper basis, (ii) contain all information required for all the purposes of Taxation and (iii) are not the subject of any dispute with the Inland Revenue; the Company has made all returns and provided all information required to be provided under the Taxes Management Act 1970 or pursuant to any notice served thereunder; and the Company is not involved in any dispute with the Inland Revenue concerning any matter likely to affect in any way the liability (whether accrued contingent or future) of the Company to Taxation and is under no liability to pay any penalty or interest in connection with any claim for Taxation.

     1.2 Computations of the profits and losses of the Company and of its liability to Taxation for each of the accounting periods ending within the six calendar years prior to the Accounts Date have been agreed with the Inland Revenue or other appropriate authority, and there is no unsettled appeal in respect of any year of assessment nor any back duty claim or other dispute with the Inland Revenue, HM Customs & Excise, the Department of Employment or any other relevant or appropriate authority as at the date of this agreement, nor are the Vendors aware of any facts or circumstances that may result in any such appeal, claim or dispute.

     1.3 The Company has duly and punctually paid to the Inland Revenue or other appropriate authority all Taxation for which it is liable to account as a result of any act or omission prior to Completion.

     1.4 The Company has duly and punctually deducted, withheld, or collected for payment (as appropriate) all Taxation which it has become liable to deduct, withhold or collect for payment and has paid all such Taxation to the Inland Revenue or other appropriate authority.

     1.5 The Company has properly operated the PAYE and National Insurance Contributions systems and has kept and maintained complete, correct and up-to-date records for the purposes of the legislation relating thereto. The Company has not paid any remuneration or other earnings and has not provided any benefits in kind to any employees or any former employees without deducting or withholding income tax under PAYE or National Insurance Contributions therefrom where required by law to do so.

     1.6 The Company has not within the three years prior to Completion paid or become liable to pay any fine, penalty or interest charged by virtue of the provisions of the Taxes Management Act 1970 or the VATA or similar provisions in other countries.

     1.7 The Company has not in the last three years been the subject of a PAYE audit or an investigation by the Inland Revenue and so far as the Warrantors are aware there are no facts which are likely to cause a PAYE audit or such an investigation to be made.

     1.8 No transaction has been entered into by the Company since the Accounts Date in respect of which the Company is required to make a specific return or to provide information to a relevant Taxation Authority and in respect of which the time for making such return or providing such information will expire on or after Completion.

2.   Tax clearances

     Within the last six years no transaction has been entered into by the Company in respect of which any consent or clearance from the Inland Revenue or other appropriate Taxation or governmental authority was required.

3.   Base values and acquisition costs

     3.1 Save as disclosed in the Disclosure Letter the aggregate book value of each of the assets of the Company in or adopted for the purposes of the Accounts does not exceed the aggregate written-down value of such asset for the purposes of CAA.

     3.2 Save as disclosed in the Disclosure Letter if each of the capital assets of the Company were disposed of in one transaction for a consideration equal to the book value of those assets in, or adopted for the purposes of, the Accounts, no liability to corporation tax on chargeable gains or balancing charge would arise.

     3.3 The Company does not own and has not agreed to acquire any asset, nor has it received or agreed to receive any services or facilities (including without limitation the benefit of any licences or agreements), the consideration for the acquisition or provision of which for Taxation purposes was or will be in excess of its market value or otherwise than on an arm's length basis.

     3.4 The Company has not disposed nor agreed to dispose of any asset, nor has it provided or agreed to provide any services or facilities (including without limitation the benefit of any licences or agreements), the consideration for the disposal or the provision of which for Taxation purposes was or will be less than its market value or otherwise than on an arm's length basis.

4.   Distributions and payments

     4.1 No security issued by the Company and remaining in issue as at today's date was issued in such circumstances that the interest payable thereon falls to be treated as a distribution under section 209 or section 418.

     4.2 The Company has not in the ten calendar years prior to Completion repaid, or agreed to repay, or redeemed, or agreed to redeem, or purchased or agreed to purchase any of its share capital, or capitalised or agreed to capitalise, in the form of debentures or redeemable shares, any profits or reserves of any class or description; and the Company has also not issued any share capital as paid up otherwise than by the receipt of new consideration.

     4.3 The Company has not issued any share capital to which the provisions of section 249 could apply nor does it own any such share capital.

     4.4 The Company is not, nor so far as the Warrantors are aware will it become, liable to pay, or make any reimbursement or give any indemnity in respect of, any Taxation (or any amounts corresponding thereto) in consequence of the failure of any person to discharge that Taxation within any specified period or otherwise, where such Taxation relates to a profit, income or gain, transaction, event, omission or circumstance arising, occurring or deemed to arise or occur (whether wholly or partly) prior to Completion.

5.   Tax residence and status

     5.1 The Company has been resident for tax purposes in the United Kingdom at all times since its incorporation and will be so resident at Completion, and the Company has never been resident in any other jurisdiction.

     5.2 The Company has not at any time been a trustee of any settlement for the purposes of TCGA.

6.   Disallowance of Deductions

     No rents, interest, annual payments, emoluments, management or service fees or charges or other sums of an income nature (including benefits in kind) paid or provided by the Company since the Accounts Date or which the Company is under an obligation to pay or provide in the future and in each case which exceed (Pounds)5,000 are or may under the law currently in force be wholly or partially disallowable as deductions or charges in computing profits or against profits for the purposes of corporation tax by reason of any statutory provision relating to Taxation.

7.   Corporation tax on chargeable gains

     7.1 Neither the signing of this agreement nor Completion will result in any profit or gain being deemed to accrue to the Company for the purposes of Taxation whether pursuant to section 179 of TCGA or otherwise.

     7.2 The Company has not disposed of or acquired any asset in such circumstances that the provisions of section 17 of TCGA did or could apply thereto.

     7.3  No Taxation is or may become payable by the Company pursuant to section 189 or 190 of TCGA in respect of any transaction or event occurring on or prior to Completion.

     7.4 The Company has not at any time before or since the Accounts Date made any claim under sections 152 to 156 or 175 or 247 of TCGA or under any other provision which could affect the amount of any gain accruing or treated as accruing on a disposal of any asset by the Company; and no claim has been made or is capable of being made by any other company which affects or could affect the amount or value of the consideration for the acquisition of any asset by the Company which is to be taken into account in calculating any gain on subsequent disposal.

     7.5  The Company has not made any claim under any of the following:

          (a)  section 279 of TCGA (assets situated outside the United Kingdom);

          (b) sections 48 or 280 of TCGA (tax on chargeable gains payable by instalments);

          (c)  section 24 of TCGA (assets of negligible value);

          (d) sections 253 and 254 of TCGA (relief for loans to traders and for debts on qualifying corporate bonds).

     7.6 The Company is not liable to be assessed to corporation tax on chargeable gains or to capital transfer tax or inheritance tax as donor or donee of any gift or transferor or transferee of value.

     7.7 There has not accrued any gain in respect of which the Company may be liable to corporation tax on chargeable gains by virtue of the provisions of section 13 of TCGA.

     7.8 No consideration due to the Company after disposal has, so far as the Vendors are aware, become irrecoverable within the meaning of section 48 of TCGA so as to entitle the Company to an adjustment.

8.   Close companies

     8.1 No distribution within section 418 has ever been made by the Company, and no such distribution will be made prior to Completion.

     8.2 No loan or advance within sections 419 to 422 (inclusive) has ever been made by the Company, nor has the Company released or written off or agreed to release or write off the whole or any part of any such loan or advance.

9.   Inheritance tax

     9.1  The Company has not made any transfers of value for the purposes of section 94 of IHTA.

     9.2 So far as the Warrantors are aware the Company has not been a party to associated operations in relation to a transfer of value within the meaning of section 268 of IHTA.

     9.3 No asset owned by, or shares or securities in, the Company is liable to be subject to any sale, mortgage or charge by virtue of section 212 of IHTA.

     9.4 There is not outstanding any Inland Revenue charge (as defined in section 237 of IHTA) over any asset of the Company or in relation to any shares in the capital of the Company.

10.  Tax avoidance

     10.1 The Company has not prior to Completion entered into or been party to any transaction, scheme or arrangement designed wholly or mainly for the purpose of avoiding Taxation such that a liability to Taxation may arise in respect of a period after Completion.

     10.2 The Inland Revenue or its equivalent in other countries has not investigated any transactions or arrangements involving the Company with a view to applying section 770, or equivalent legislation in other countries, and no circumstances exist which would result in such an investigation, if started, resulting in any increased liability to Taxation of the Company.

     10.3 The Company has not entered as lessor into any leasing transactions in respect of which capital allowances may be restricted or disallowed under section 22 or 47 of CAA.

     10.4 The Company has not without the prior consent of the Treasury entered into any of the transactions specified in sections 765 to 767 (inclusive).

11.  Miscellaneous

     11.1 The Company has not made any claim under section 242 or section 584 or section 585 or any gain to which section 279 of TCGA could apply.

     11.2 The Company has not entered into any such transaction as is mentioned in sections 780, 781 and 782.

     11.3 There has been no transfer of a trade or of part of a trade by the Company in respect of which the provisions of sections 140 - 140D of TCGA might or would apply.

     11.4 The Company has not received any foreign loan interest on which double taxation relief will, or may, be restricted under section 798.

     11.5 The Company does not own or control any controlled foreign company or companies within the meaning of section 747.

     11.6 The Company has no material interest in an offshore fund which is a non qualifying offshore fund within the meaning of section 757.

     11.7 The Company has not made any exempt distribution or received a chargeable payment within sections 213 to 218 (inclusive) with the period of five years prior to the Completion Date.

     11.8 The Company has not redeemed, repaid or purchased, or agreed to redeem, repay or purchase, any of its own shares or any of its loan capital.

     11.9 The Company has not entered into any loan relationship which is for an unallowable purpose as described in paragraph 13 of schedule 9 to the Finance Act 1996.

     11.10 The Company has not entered into any loan relationships or related transactions which are not at arm's length for the purposes of paragraph 11 of schedule 9 to the Finance Act 1996.

     11.11 The Company has not issued any relevant discounted security as defined in schedule 13 to the Finance Act 1996.

12.  Value Added Tax

     12.1 The Company:

          (a) is duly registered for the purposes of VAT and has been so registered at all times when it has been required to be registered by the relevant legislation;

          (b) has complied fully with all statutory requirements, orders, provisions, directions or conditions relating to VAT, including (for the avoidance of doubt) the terms of any agreement reached with Customs and Excise;

          (c) maintains and has at all times maintained complete, correct and up-to-date records for the purposes of the legislation relating to VAT and has preserved such records in such form and for such periods as are required by such legislation;

          (d) is not in arrears with any payment or returns required under any legislation relating to VAT, or liable to any abnormal or non-routine payment, or any forfeiture or penalty or default surcharge, or to the operation of any penal provision relating to VAT or to pay any interest as a result of making late VAT returns;

          (e)  has not been required by Customs and Excise to give security;
               and

          (f) does not operate any scheme or method authorised by the VAT (Supplies by Retailers) Regulations 1972.

     12.2 The Company is not and has not at any time been treated as a member of a group of companies for VAT purposes and no application for it to be so treated has at any time been made.

     12.3 So far as the Vendors are aware no act or transaction has been effected in consequence whereof the Company is or may be held liable for any VAT chargeable against any other company; and the Company is not, and has not agreed to become an agent, manager or factor for the purposes of section 47 of VATA of any person who is not resident in the United Kingdom.

     12.4 The Company holds the records or documents required to be held by regulations 167 and 168 of the Value Added Tax Regulations 1995 so that a claim may be made at the date hereof or subsequently for a refund of VAT under section 36 of VATA in respect of the supply of any goods or services.

     12.5 The Company does not have an interest in any land in relation to which it has made an election to waive exemption from VAT pursuant to the provisions of schedule 10 VATA; and the Company is not a party to any agreement or other arrangement in relation to any land pursuant to which it has agreed not to elect to waive exemption from VAT pursuant to schedule 10 VATA.

     12.6 The Company does not use in the course or furtherance of its business any item to which Part XV of the Value Added Tax Regulations 1995 applies and in respect of which the period of adjustment will not have expired on or before Completion.

13.  Share schemes

     13.1 The Company is not a participating company in any scheme approved under section 185 or 186.

     13.2 The Company does not have in issue any shares which fall within Chapter II of Part III of the 1988 Act.

     13.3 The Company has not established or contributed to a qualifying employees share ownership trust as defined in schedule 5 of the 1989 Act.

14.  Capital allowances

     14.1 The Company has not since the Accounts Date done or omitted to do, or agreed to do or permitted to be done, any act (other than the sale of an asset at a price equal to its market value), nor has the Company suffered any occurrence, as a result of which any balancing charge has been or may be required to be brought into account under section 24 of CAA.

     14.2 Since the Accounts Date the Company has not done, nor has it omitted to do, nor agreed to do, nor permitted to be done, any act, nor has it suffered any occurrence, as a result of which any balancing charge has arisen or may arise under section 4 of CAA.

15.  Stamp duty and stamp duty reserve tax

     The Company has duly paid all stamp duty and all stamp duty reserve tax for which it has at any time been liable, and all documents which require to be stamped and which form part of the Company's title to any asset or which the Company may need to produce in court in evidence and in each case which is within the possession or control of the Company have been duly stamped.

16.  General

     16.1 The Company is not the legal or beneficial owner of or had any beneficial interest in any share or securities of a company resident for the purposes of Taxation outside the United Kingdom.

     16.2 No act or transaction has been effected in consequence whereof the Company has is or so far as the Vendors are aware may be held liable for any Taxation primarily chargeable against some other person.

     16.3 The Company does not operate any scheme approved under section 202 (payroll deduction scheme in respect of donations to charity) or under sections 169 to 184 (profit related pay).

                                    PART E
                                    ------

                              Vendors' Warranties
                              -------------------

17. Each Vendor hereby represents and warrants to and covenants and agrees with the Purchaser as follows:

     17.1 Vendor acknowledges that the Exchange Shares have not been and will not be registered under the Securities Act or any applicable state securities law, and therefore constitute "restricted securities" within the meaning of Rule 144 thereof, and that the contemplated issuance may not be offered or sold in the United States or for the account or benefit of U.S. persons (as described below) except in reliance on an exclusion from such registration pursuant to Regulation S of the Securities Act;

     17.2 Vendor will not offer, sell or otherwise transfer any of the Exchange Shares, directly or indirectly, unless:

          (a)  the disposition is to the Purchaser;

          (b) the disposition is made outside the United States in compliance with the requirements of Rule 903 or Rule 904 of Regulation S, if available (or such successor rule or regulation as then in effect);

          (c) there is in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement;

          (d) the disposition complies in all respects with Rule 144 or Rule 145 under the Securities Act; or

          (e) in a transaction that does not require registration under the Securities Act and any applicable state securities laws and it has, prior to such disposition, furnished to the Purchaser an opinion of counsel of recognized standing reasonably satisfactory to the Purchaser;

     17.3 Vendor will not engage in hedging transactions with regard to the Exchange Shares during the one year "distribution compliance period" beginning on the date of the Closing unless in compliance with the Securities Act;

     17.4 Vendor:

          (a) is not a US Person (as such term is defined in Regulation S) and is not acquiring the Exchange Shares for the account or benefit of a US Person; and

          (b) was not offered, did not execute and did not deliver this Agreement while in the United States;


     17.5 The Exchange Shares are being acquired for investment purpose, not as a nominee or agent, and not with a view to any resale, distribution or other disposition of the Exchange Shares, of any part thereof, in violation of the Securities Act or applicable state securities laws;

     17.6 Vendor understands that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the Securities Act or applicable state securities laws, certificates representing the Exchange Shares, and all certificates issued in exchange therefor or in substitution thereof, shall bear the following legend:

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, IF AVAILABLE,
          (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (D) IN A TRANSACTION THAT COMPLIES IN ALL RESPECTS WITH THE REQUIREMENTS OF RULE 144 OR RULE 145 UNDER THE SECURITIES ACT, IF AVAILABLE, AND IN COMPLIANCE WITH ANY STATE SECURITIES LAWS,
          (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT, PRIOR TO SUCH DISPOSITION, THE HOLDER HAS FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNISED STANDING REASONABLY SATISFACTORY TO THE COMPANY.

          THE HOLDER HEREOF MAY NOT ENGAGE IN ANY HEDGING TRANSACTIONS WITH RESPECT TO THE SECURITIES EVIDENCED HEREBY FOR A PERIOD OF ONE YEAR FROM THE DATE OF ORIGINAL ISSUANCE UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

     17.7 Vendor acknowledges that the Purchaser will refuse to register any transfer of the Exchange Shares if such transfer is not made in accordance with the legend set forth in sub-paragraph (f) above.

                                  SCHEDULE 6

                        Period of Restrictive Covenants


                                    (a)                     (b)                    (c)               (d)
       Warrantor             Office/employment             Engage              Dealing in        Soliciting
                                  in the                   in the               competing         Customers
                            Restricted Business          Restricted         goods and services
                                                          Business
P Meek                            2 years                 2 years                2 years           2 years
T Holmes                          2 years                 2 years                2 years           2 years

                                  SCHEDULE 7

                             Earnout Consideration


                                     Part A


     First Anniversary

1. The Year 1 Earnout Consideration shall be calculated and satisfied as set out in this part A.

2. The total value of the Year 1 Earnout Consideration shall be the aggregate of:

     2.1 the Year 1 Direct Contribution Amount calculated in accordance with paragraph 3 below; and

     2.2 the Year 1 UK Revenue Amount calculated in accordance with paragraph 4 below.

     but subject to adjustment in accordance with paragraph 6 of this part A.

     3.   The Year 1 Direct Contribution Amount shall be determined as follows:

     3.1  if Direct Contribution in Year 1 is equal to or more than [*]; or

     3.2  if Direct Contribution in Year 1 is less than [*].

4.   The Year 1 UK Revenue Amount shall be determined as follows:

     4.1  if UK Revenue in Year 1 is equal to or more than [*]; or

     4.2 if UK Revenue in Year 1 is less than [*]: the amount determined by reference to the table set out Part C of this Schedule.

5.   The Year 1 Earnout Consideration shall be determined as follows:

     5.1 The Purchaser shall procure that, as soon as reasonably practicable following the end of Year 1 (and in any event within 90 days of the end of Year 1) the draft Earnout Consideration Accounts are prepared in accordance with the general principles, accounting policies and procedures set out in part D of this Schedule and delivered to the Vendors' Representative);

     5.2 The Vendors' Representative shall notify the Purchaser within 30 days of receipt of such draft Earnout Consideration Accounts whether or not she accepts them for the purposes of this agreement;


* Confidential Treatment Requested

     5.3 If the Vendor's Representative notifies the Purchaser that she does not accept such draft Earnout Consideration Accounts:

          (a) she shall set out in detail its reasons for such non-acceptance and specify the adjustments which, in her opinion, should be made to the draft Earnout Consideration Accounts in order to comply with the requirements of this agreement; and


          (b) the parties shall use all reasonable endeavours to meet and discuss the objections of the Vendors' Representative and to reach agreement upon the adjustments (if any) required to be made to the draft Earnout Consideration Accounts.

     5.4 If the Vendors' Representative is satisfied with the draft Earnout Consideration Accounts (either as originally submitted or after adjustments agreed between the Vendors' Representative and the Purchaser) or if the Vendors' Representative fails to notify the Purchaser in writing of its non-acceptance of the draft Earnout Consideration Accounts within the 30 day period referred to in paragraph 5.2, then the draft Earnout Consideration Accounts (incorporating any agreed adjustments) shall constitute the Earnout Consideration Accounts for the purposes of this Part A.

     5.5 If the Vendors' Representative and the Purchaser do not reach agreement within 30 days of the Vendors' Representative's notice of non acceptance under paragraph 5.3, then the matters in dispute shall be referred, on the application of either party, for determination by an independent firm of internationally recognised chartered accountants to be agreed upon by the Vendors' Representative and the Purchaser or, failing agreement, to be selected by the President for the time being of the Institute of Chartered Accountants in England and Wales. The following terms of reference shall apply:

          (a) the Purchaser and the Vendors' Representative shall each promptly prepare a written statement on the matters in dispute which (together with the relevant documents) shall be submitted to such independent firm for determination;

          (b) in giving such determination the firm shall state what adjustments (if any) are necessary to the draft Earnout Consideration Accounts in respect of the matters in dispute in order to comply with the requirements of this agreement;

          (c) any such firm shall act as an expert (and not as an arbitrator) in making any such determination which shall be final and binding on the parties;

          (d) the expenses of any such determination by an independent firm of accountants shall be borne between the Vendors' Representative and the Purchaser in such proportions as the firm shall in its discretion determine.

     5.6 When the Vendors' Representative and the Purchaser reach (or pursuant to paragraph 5.5 are deemed to reach) agreement on the Earnout Consideration Accounts or the Earnout Consideration Accounts are finally determined at any stage in the procedures set out in this paragraph 5, then the Earnout Consideration Accounts as so agreed or determined shall be the Earnout Consideration Accounts for the purposes of this Part A and shall be final and binding on the parties.

     5.7 The Purchaser shall use all reasonable endeavours to ensure that the Company and all other members of the Purchaser's Group provide the Vendors' Representative and any advisers appointed by the Vendors' Representative with such access to the employees, accounts, working papers and other financial information of the relevant company as is reasonably necessary for the purposes of determining the Year 1 Earnout Consideration.

6.   The Year 1 Earnout Consideration shall be adjusted on the following basis:

     6.1 in the event that the Purchaser's stock price at the first anniversary of Completion (calculated as the average of the closing prices of the Purchaser's common stock on the Nasdaq National Market on the three days immediately prior to the first anniversary of the Completion
          Date) ('the First Anniversary Price') is equal to or higher than [*] then the Year 1 Earnout Consideration shall be:

                    the sum of (X+ Y) multiplied by 1.2

                    where: X is the Year 1 Direct Contribution Amount; and
                           Y is the Year 1 UK Revenue Amount

     6.2 in the event that the First Anniversary Price is less than [*] then the Year 1 Earnout Consideration shall be:

                    the sum of (X + Y)

     6.3 in the event that the First Anniversary Price is more than [*] but less than [*] then the Year 1 Earnout Consideration shall be:

                    the sum of (X+Y) multiplied by (the First Anniversary Price divided by [*]).

provided that the prices of the Purchaser's common stock set out in this paragraph 6 shall be proportionately adjusted in the event of a stock split, or similar recapitalisation, or change of shares of Purchaser common stock into any other securities pursuant to or as part of a merger, consolidation, acquisition of property or stock, separation, reorganisation or liquidation of the Purchaser.


* Confidential Treatment Requested

7. The Year 1 Earnout Consideration shall be satisfied by the allotment among and issue to the Vendors in the Agreed Proportions (as near as practicable) of such number of Exchange Shares as have a value (at the First Anniversary Price) equal to the total value of the Year 1 Earnout Consideration and the Purchaser shall procure such allotment as soon as reasonably practicable following the determination of the Year 1 Earnout Consideration pursuant to paragraph 5 above, and in any event, within 30 days of such determination.

                                    Part B


Second Anniversary


1. The Year 2 Earnout Consideration shall be ascertained, calculated and satisfied as set out in this Part B.

2. The total value of the Year 2 Earnout Consideration shall be the aggregate of:

     2.1 the Year 2 Direct Contribution Amount calculated in accordance with paragraph 3 below; and

     2.2 the Year 2 UK Revenue Amount calculated in accordance with paragraph 4 below but subject to adjustment in accordance with paragraph 6 of this Part
          B.

3.   The Year 2 Direct Contribution Payment shall be determined as follows:

     3.1  if Direct Contribution in Year 2 is equal to or more than [*]; or

     3.2  if Direct Contribution in Year 2 is less than [*].

4.   The Year 2 UK Revenue Payment shall be determined as follows:

     4.1  if UK Revenue in Year 2 is equal to or more than [*]; or

     4.2 if UK Revenue in Year 2 is less than [*]: the amount determined by reference to the table set out Part C of this Schedule.

5. The Year 2 Earnout Consideration shall be determined in accordance with paragraph 5 of Part A of this Schedule, save that all references to 'Year 1' in paragraph 5 of Part A shall be read as references to 'Year 2'.:

6.   The Year 2 Earnout Consideration shall be adjusted on the following basis:

     6.1 in the event that the Purchaser's stock price at the second anniversary of Completion (calculated as the average of the closing prices of the Purchaser's common stock on the Nasdaq National Market on the three days immediately prior to the second anniversary of the Completion Date) ('the Second Anniversary Price') is equal to or higher than [*] then the Year 2 Earnout Consideration shall be:

                    the sum of (X+Y) multiplied by 1.44

                    where: X is the Year 2 Direct Contribution Amount; and Y is the Year 2 UK Revenue Amount


* Confidential Treatment Requested

     6.2 in the event that the Second Anniversary Price is less than [*] then the Year 2 Earnout Consideration shall be:

                    the sum of X+Y)

     6.3 in the event that the Second Anniversary Price is more than [*] but less than [*] then the Year 2 Earnout Consideration shall be:

                    the sum of (X+Y) multiplied by (the Second Anniversary Price divided by [*])

provided that the prices of the Purchaser's common stock set out in this paragraph 6 shall be proportionately adjusted in the event of a stock split, or similar recapitalisation, or change of shares of Purchaser common stock into any other securities pursuant to or as part of a merger, consolidation, acquisition of property or stock, separation, reorganisation or liquidation of the Purchaser

7. The Year 2 Earnout Consideration shall be satisfied by the allotment among and issue to the Vendors in the Agreed Proportions (as near as practicable) of such number of Exchange Shares as have a value (at the Second Anniversary Price) equal to the total value of the Year 2 Earnout Consideration and the Purchaser shall procure such allotment as soon as reasonably practicable following the determination of the Year 2 Earnout Consideration pursuant to paragraph 5 above, and in any event, within 30 days of such determination.


* Confidential Treatment Requested

                                    Part C


  All UK Revenue targets listed in this part C shall be converted to pounds sterling at a rate of 1.60 dollar to the pound



---------------------------------------------------------------------------------------
   U.K. Revenue (MM)               Amount       Direct Contribution        Amount
              less than [*]            $[*]         less than [*]       $        [*]
$                       [*]    $        [*]                   [*]                [*]
$                       [*]    $        [*]                   [*]                [*]
$                       [*]    $        [*]
$                       [*]    $        [*]
$                       [*]    $        [*]
$                       [*]    $        [*]
$                       [*]    $        [*]
$                       [*]    $        [*]
$                       [*]    $        [*]
$                       [*]    $        [*]
$                       [*]    $        [*]
$                       [*]    $        [*]
$                       [*]    $        [*]
$                       [*]    $        [*]
$                       [*]    $        [*]
$                       [*]    $        [*]
$                       [*]    $        [*]
$                       [*]    $        [*]
$                       [*]    $        [*]
$                       [*]    $        [*]
$                       [*]    $        [*]
---------------------------------------------------------------------------------------

* Confidential Treatment Requested

                                    Part D

   Principles, Policies and Procedures applicable to the preparation of the
                        Earnout Consideration Accounts


The Earnout Consideration Accounts shall:

1. state the UK Revenue and the Direct Contribution in the period to which they relate;

2. (except as otherwise specifically provided in this Schedule) be prepared in accordance with generally accepted accounting principles of the United States;

3.   deem UK Revenue to include:

     (a) License Revenue - includes all deals sold by personnel of combined UK operations and signed in the UK and deals sold by UK resellers net of any reseller fees/commissions; all bookings meeting "recognisable" criteria will be credited towards earn out;

     (b) Maintenance Revenue - includes all maintenance recognised during the earn out period; includes maintenance currently deferred by Onyx Software UK Limited and the Company which rolls into earn out period plus recognised maintenance on new deals sold during the earn out period in which UK gets credit;

     (c) Consulting/Training Revenue - includes all services performed by personnel of combined UK operations; all system integrator bill-through revenues (and expenses) shall be excluded and credit adjustment will be made for fee earning UK personnel at normal billing rates who undertake either (i) duties on non UK business or (ii) non arms length contracts undertaken at the request of the Purchaser;

and all revenues must qualify as recognisable revenue during the earn out period based on the Purchaser revenue recognition policies; earn out revenue charge backs will occur for all orders that are cancelled or non-collectible within 3 months of due date.

4.   deemed Costs and Expenses shall be determined as follows:


     (a) General overhead costs of the Purchaser - no general corporate overhead expenses will be allocated to the Company; except for amounts paid on behalf of the Company in respect of costs and expenses specifically incurred by the Company;

     (b) Marketing Costs - includes all advertising, PR, tradeshow/exhibition costs, direct mail, collateral of combined operations; any corporate marketing collateral requested will be charged back at cost;

     (c) Recruiting Costs - includes all advertising and fees associated with recruiting efforts;

     (d) Training & Prof Development - includes course fees associated with training and professional development of direct personnel; internal sponsored training programs will be charged back on a reasonable basis with the exception of training offered within 3 months of Completion which shall be excluded;

     (e) License cost of sales - includes all third party product costs plus material and shipping costs;

     (f) Salaries & Benefits - includes all wages, commissions, bonuses, payroll taxes and other employee benefits of direct personnel of the combined UK operation; any severance resulting from personnel terminated within 3 months of Completion shall be excluded provided that such severance amounts are in accord with the provisions of their employment contracts and an adjustment to costs will be made in respect of non fee earning UK personnel who undertake duties not relating to UK operations;

     (g) Travel & Entertaining - includes all travel and entertainment expenses incurred by direct personnel;

     (h) Facilities, Equipment & OH - includes all rent, lease rates, cleaning, equipment costs, depreciation, telephone, etc of combined operations; in the event facilities are shared by other employees of the purchaser's Group a reasonable allocation of expenses shall be made; all ongoing facility costs for the combined entities (including current office location in Staines) will be included; any reasonable real estate disposition costs, as approved by the Board of Director of the Company, will be excluded;

     (i) Hired Services - includes all typical and customary professional and contracted service fees; any professional services that logically arise as a result of the acquisition (i.e. tax restructuring fees, cororporation fees, etc) shall be excluded;

     (j) Administration Costs - includes all business insurance, bank charges, bad debt expense, subscriptions, supplies, postage, printing of the combined operations; includes reasonable allocation back for participation in corporate sponsored events; but excludes third party PR costs and reprinting costs arising from the purchase of the Company not to exceed (Pounds)25,000 without prior approval of the board of directors of the Company;

     (k) Interest- does not include any interest payable to the Purchaser or any member of the Purchaser's Group to the extent that it exceeds the base rate for the time being of NatWest Bank plc plus 2 per cent;

5. be adjusted to reverse the effect of any liability (actual or contingent) of Onyx Software UK Limited which existed at the date of this agreement or relates to matters which pre-date Completion and which adversely affects UK Revenue and/or Direct Contribution;

6. be adjusted on the basis that the turnover of Onyx Software UK Limited for the 6 months to 30 June 1999 is treated as (Pounds)822,199 not withstanding the actual level of turnover in such period.

                                    Part E

                                    Set-off


1.1 If there is any claim for any breach of any of the Warranties and/or a claim under the Tax Deed, (a "Relevant Claim") the Purchaser shall, subject to compliance with the provisions of this Part E, have the right to set-off any sum claimed by it in respect of any such loss suffered by the Purchaser or the Company in respect of any breach of the Warranties and/or the Tax Deed against any part of the Earnout Consideration for the Sale Shares remaining unsatisfied.

1.2 The rights of set-off set out in this part E are without prejudice to any other right or remedy which the Purchaser may have against the Vendors or any of them, whether under the terms of this agreement or otherwise, but other than as set out in this Part E, the Purchaser shall have no right to withhold the allotment of Exchange Shares, due under this agreement or claim any other form of set-off, deduction or withholding from such amounts.

1.3 Any exercise by the Purchaser of its right of set-off under paragraph 1.1 shall not operate to prevent or delay settlement of any part of the Earnout Consideration then due, and the Set Off Shares shall be dealt with in accordance with terms of the Escrow Agreement for which purposes all references to "Escrow Shares" shall be deemed to be references to "Set Off Shares", all references to "Shareholders" shall be deemed to be references to "Warrantors".

                                    Part F


                                  Definitions


"Costs and Expenses" for any particular period shall be calculated in accordance with paragraph 4 of part D of this Schedule;

"Direct Contribution" means the aggregate of the UK Revenues of the Company and of Onyx Software UK Limited less Costs and Expenses divided by the Revenues for the relevant period;

"Earnout Consideration Accounts" means the accounts prepared pursuant to paragraph 5 of part A or part B of this Schedule in order to determine the Year 1 Earnout Consideration or the Year 2 Earnout Consideration (as relevant) and in accordance with the principles, policies and procedures set out in part D of this Schedule;

"Purchaser's Group" means the Purchaser and any company which is a subsidiary or holding company of the Purchaser (as defined in section 736 of the Companies
Act);

"UK Revenue" for any particular period shall be calculated in accordance with paragraph 3 of part D of this Schedule;

"Year 1" means the period from the date of this Agreement to the date which is the first anniversary of this agreement;

"Year 1 Direct Contribution Amount" means the amount ascertained by reference to the Earnout Consideration Accounts prepared pursuant to paragraph 5 of part A of this Schedule, calculated pursuant to paragraph 4.1 of part A of this Schedule and to be satisfied in accordance with paragraph 6 of part A of this Schedule;

"Year 1 Earnout Consideration" means the Year 1 Shares Earnout Consideration calculated in accordance with part A of this Schedule;

"Year 1 UK Revenue Amount" means the amount ascertained by reference to the Earnout Consideration Accounts prepared pursuant to paragraph 5 of part A of this Schedule, calculated pursuant to paragraph 4.1 of part A of this Schedule and to be satisfied in accordance with paragraph 7 of part A of this Schedule;

"Year 2" means the period from the end of Year 1 to the date which is the second anniversary of this agreement;

"Year 2 Direct Contribution Amount" means the amount ascertained by reference to the Earnout Consideration Accounts prepared pursuant to paragraph 5 of part B of this Schedule, calculated pursuant to paragraph 4.1 of part B of this Schedule and to be satisfied in accordance with paragraph 6 of part B of this Schedule;

"Year 2 Earnout Consideration" means the Year 1 Shares Earnout Consideration calculated in accordance with part B of this Schedule;

"Year 2 UK Revenue Amount" means the amount ascertained by reference to the Earnout Consideration Accounts prepared pursuant to paragraph 5 of part B of this Schedule, calculated pursuant to paragraph 4.1 of part B of this Schedule and to be satisfied in accordance with paragraph 7 of part B of this Schedule;

EXECUTED as a deed by  )
PHILIP MEEK            )    /s/ Phil Meek
In the presence of:    )

/s/ A.J. Gowans
A.J. Gowans
Apex Plaza, Reading


EXECUTED as a deed by  )
TANIA HOLMES           )    /s/ Tania Holmes
In the presence of:    )

/s/ A.J. Gowans
As Above


EXECUTED as a deed by  )
DUGAN TILLEY           )    /s/ Signature illegible
In the presence of:    )    As attorney for Dugan Tilley

/s/ A.J. Gowans
As Above

EXECUTED as a deed by  )
HELENA WHEATMAN        )    /s/ Signature illegible
In the presence of:    )    As attorney for Helena Wheatman

/s/ A.J. Gowans
As Above


EXECUTED as a deed by  )
AILEEN ALLKINS         )    /s/ Signature illegible
In the presence of:    )    As attorney for Aileen Allkins

/s/ A.J. Gowans
As Above


EXECUTED as a deed     )
for and on behalf of   )
ONYX SOFTWARE          )    /s/ Sarwat Ramadan
CORPORATION            )    C.F.O.
In the presence of:    )

                                      -93-